UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GLU MOBILE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLU MOBILE INC.

875 Howard Street, Suite 100

San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Glu Mobile Inc., a Delaware corporation (“Glu,” “we,” “our” and similar terms), will be held on Thursday, June 18, 2020, at 10:00 a.m. Pacific Time, at 875 Howard Street, Suite 100, San Francisco, California (the “Annual Meeting”). We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the stockholder meeting in a different location or solely by means of remote communication (i.e., a virtual-only stockholder meeting). We plan to announce any such updates through a press release and on our proxy website http://www.proxyvote.com, and we encourage you to check this website prior to the meeting if you plan to attend. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held solely by means of remote communication. At the Annual Meeting, our stockholders will be asked to consider and vote upon:

1. The election of four Class I directors to Glu’s Board of Directors (the “Board”), each to serve until Glu’s annual meeting of stockholders to be held in 2023 and until his or her successor is elected and qualified, or until his or her death, resignation or removal.

2. Approval of the amendment and restatement of our 2007 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 7,000,000 shares and make certain other changes as described in more detail in the proxy statement.

3. An advisory vote to approve the compensation paid to Glu’s named executive officers.

4. The ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the year ending December 31, 2020.

5. The transaction of such other business as may properly come before the Annual Meeting or before any adjournment(s) or postponement(s) thereof.

Proposals 1 through 4 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly brought before the Annual Meeting.

Only stockholders who owned our common stock at the close of business on April 20, 2020 may vote at the Annual Meeting, or at any adjournment or postponement of the meeting.

This year, we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet. The Notice also provides information on how stockholders can obtain paper copies of our proxy materials if they so choose.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. We believe it is convenient for our stockholders, while significantly lowering the cost of our Annual Meeting and conserving natural resources.

By Order of the Board,

Scott J. Leichtner Vice President, General Counsel and Corporate Secretary

San Francisco, California

April 28, 2020

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:

Glu’s combined Proxy Statement for the 2020 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2019 are available online at www.proxyvote.com. You will need your control number found on your Notice of Internet Availability to access these materials.

GLU MOBILE INC.

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, MEETING MATERIALS, VOTING AND PROXIES	1
PROPOSAL NO. 1 – ELECTION OF CLASS I DIRECTORS	4
CORPORATE GOVERNANCE	9
Board and Committee Self-Evaluation	9
Board Diversity Policy	10
Board Responsibilities and Leadership Structure	10
Insider Trading, Hedging, Pledging and Short-Selling Policies	11
Role of the Board in Risk Oversight	11
Director Independence	12
Attendance at Board, Committee and Annual Stockholders Meetings	12
Board Committees and Charters	12
Strategy Committee	14
Compensation Committee Interlocks and Insider Participation	14
Risk Analysis of Performance-Based Compensation Plans	14
Corporate Social Responsibility	15
DIRECTOR COMPENSATION	16
Overview	16
Director Summary Compensation Table	17
Stock Ownership Guidelines	18
STOCKHOLDER MATTERS	19
Stockholder Communications with Directors	19
Stockholder Recommendations of Director Candidates	19
Stockholder Proposals for the 2021 Annual Meeting of Stockholders	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
COMPENSATION DISCUSSION AND ANALYSIS	22
COMPENSATION COMMITTEE REPORT	37
EXECUTIVE COMPENSATION	38
Summary Compensation Table	38
Grants of Plan-Based Awards in 2019	40
Outstanding Equity Awards at the End of 2019	41
Option Exercises and Stock Vested in 2019	44
Pension Benefits and Nonqualified Deferred Compensation	45
Potential Payments upon Termination or Change in Control	45
Chief Executive Officer Pay Ratio Disclosure	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48
PROPOSAL NO. 2 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN	50
EQUITY COMPENSATION PLAN INFORMATION	61
PROPOSAL NO. 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	63
PROPOSAL NO. 4 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, PRICEWATERHOUSECOOPERS LLP, FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	64
AUDIT COMMITTEE REPORT	65
TRANSACTION OF OTHER BUSINESS	66
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	66
APPENDIX A – Amended & Restated 2007 Equity Incentive Plan	A-1

The information contained in the Compensation Committee Report and the Audit Committee Report of this proxy statement shall not be deemed to be “soliciting material,” to be “filed” with the Securities and Exchange Commission (“SEC”), or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

GLU MOBILE INC.

875 Howard Street, Suite 100

San Francisco, California 94103

PROXY STATEMENT FOR THE

2020 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, MEETING MATERIALS, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board”) of Glu Mobile Inc., a Delaware corporation (“Glu,” “we,” “our” and similar terms), is asking for your proxy for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements of the meeting. We are holding the meeting on Thursday, June 18, 2020, at 10:00 a.m. Pacific Time, at our principal executive offices at 875 Howard Street, Suite 100, San Francisco, California. We intend to hold our annual meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the stockholder meeting in a different location or solely by means of remote communication (i.e., a virtual-only stockholder meeting). We plan to announce any such updates through a press release and on our proxy website (http://www.proxyvote.com). It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, as such number will be required in order for stockholders to gain access to any meeting held solely by means of remote communication. We encourage you to check this website prior to the meeting if you plan to attend. We first released this proxy statement to our stockholders on or about April 28, 2020.

Internet Availability of Proxy Materials

We are pleased to again furnish proxy materials to our stockholders on the Internet, rather than mailing printed copies to each stockholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability provides instructions for accessing and reviewing the proxy materials and casting your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. We encourage stockholders to take advantage of the electronic availability of the proxy materials to help reduce the expense and environmental impact of the Annual Meeting. We anticipate that the Notice of Internet Availability will be mailed to stockholders on or about April 28, 2020.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on April 20, 2020 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 151,592,087 shares of our common stock outstanding and entitled to vote, held of record by approximately 48 stockholders and held beneficially by thousands of additional stockholders.

Pursuant to our Amended and Restated Bylaws (our “Bylaws”), a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. We must have a quorum to transact business. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. For ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available upon request by any stockholder for any purpose germane to the meeting. Requests should be sent to: Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103, Attn: Corporate Secretary. If the meeting is held by means of remote communication, then the stockholder list will also be available during such virtual meeting.

Voting Via the Internet, by Telephone or By Mail

Holders of shares of our common stock whose shares are registered in their own name with our transfer agent, American Stock Transfer and Trust Company, are record holders. As an alternative to voting in person at the Annual Meeting, record holders may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

For those record holders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Stockholders who elect to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and their shares will be voted at the Annual Meeting in the manner they direct. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated on the proxy card.

For those stockholders who receive a Notice of Internet Availability, the notice provides information on how to access the proxy and contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. Stockholders who have elected to receive the 2020 Proxy Statement and Annual Report to Stockholders for the year ending December 31, 2019 electronically will receive an email on or about April 28, 2020 with information on how to access stockholder information and instructions for voting.

In light of the evolving COVID-19 situation, we strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the meeting.

Signed but unmarked proxies will be voted FOR each director nominee listed on the proxy card, FOR the approval of the amendment and restatement of our 2007 Equity Incentive Plan, FOR the compensation of our Named Executive Officers (defined in “Compensation Discussion and Analysis” below), and FOR the ratification of our independent registered public accounting firm for the year ending December 31, 2020. The Board does not know of, and does not intend to bring, any business before the Annual Meeting other than that referred to in this proxy statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes), signing and returning the proxy card will confer discretionary authority on the proxies (Nick Earl and Eric R. Ludwig, who have been designated by the Board) to vote all shares covered by the proxy card in their discretion.

Revoking a Proxy

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, our Corporate Secretary at 875 Howard Street, Suite 100, San Francisco, California 94103 or (2) attending the Annual Meeting and voting in person (although attending the Annual Meeting will not, by itself, revoke a proxy).

Votes Required

Director elections (Proposal No. 1) will be determined by a plurality of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Approval of each of the proposals to approve the amendment and restatement of our 2007 Equity Incentive Plan (Proposal No. 2), the advisory vote on the compensation of our Named Executive Officers (Proposal No. 3) and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 4) requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voted for or against the matter.

Effect of Abstentions

If a signed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to have been voted for or against such matter. As such, an abstention will have no effect on any of the proposals.

Effect of “Broker Non-Votes”

Brokers, banks or other agents holding shares in street name have discretionary authority to vote shares held for a beneficial owner on “routine” matters, such as the ratification of our independent registered public accounting firm, without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, brokers, banks or other agents holding shares in street name do not have discretionary authority to vote shares held for a beneficial owner on certain “non-routine” matters, such as Proposals No. 1 through No. 3.

If a signed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all proposals, but will not be entitled to vote on and thus will have no effect on the outcome of any proposal.

Solicitation of Proxies and Expenses

We will bear the cost of soliciting proxies from our stockholders. Our directors, officers and employees, without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse such record holders for their reasonable expenses incurred for forwarding such materials.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

How to Obtain a Separate Set of Voting Materials

Stockholders who received a householded mailing this year, and would like to have additional copies of the proxy materials mailed to them, may submit their request to Investor Relations, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103 or by email to IR@glu.com. Stockholders may also contact us at the address or email above if they received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. Stockholders who would like to opt out of householding for future mailings may send a written request to Investor Relations at the above physical address or email address.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, including the financial statements, list of exhibits and any exhibit specifically requested, is available without charge upon written request to: Corporate Secretary, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103.

PROPOSAL NO. 1 –
ELECTION OF CLASS I DIRECTORS

Our Board currently consists of ten directors. Our Restated Certificate of Incorporation and Bylaws provide for a classified Board, divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a term to expire at the third succeeding annual meeting. The individuals so elected will serve until their successors are elected and qualified.

This year, the terms of our four Class I directors, Darla Anderson, Ben Feder, Hany M. Nada and Benjamin T. Smith, IV, will expire at the Annual Meeting.

The Board has nominated Darla Anderson, Ben Feder, Hany M. Nada and Benjamin T. Smith, IV to serve as Class I directors, each for a three-year term that is expected to expire at our annual meeting in 2023 or until his or her earlier resignation or removal (the “Board’s Nominees”). Our Nominating and Governance Committee reviewed the qualifications of the Board’s Nominees and unanimously recommended to the Board that they be submitted to stockholders for election. You can find the principal occupation and other information about the Board’s Nominees, as well as other Board members, below.

Three of our continuing directors are Class II directors, whose terms will expire at our 2021 annual meeting, and three of our continuing directors are Class III directors, whose terms will expire at our 2022 annual meeting.

The election of our Class I directors will be determined by the four nominees receiving the greatest number of votes from shares eligible to vote on the matter. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board’s Nominees in the manner described on the proxy card, each proxy received will be voted for the election of each of the Board’s Nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board to fill the vacancy. We are not aware that any of the Board’s Nominees will be unable or will decline to serve as a director.

There are no family relationships between any of our directors, nominees or executive officers.

On April 29, 2015, Glu agreed to issue in a private placement offering to a wholly-owned subsidiary of Tencent Holdings Limited (“Tencent”) an aggregate of 21,000,000 shares of Glu’s common stock at a purchase price of $6.00 per share, for aggregate proceeds of $126 million (the “Offering”). In connection with the Offering, Glu and Tencent became parties to a voting and standstill agreement (the “Voting Agreement”), pursuant to which Glu agreed to cause a representative of Tencent to be elected and appointed as a new member of the Board as a Class I director, and to subsequently nominate for future director elections a designee of Tencent on the Board. Ben Feder has served as the Tencent representative on the Board since January 26, 2017.

Tencent will continue to have a right to appoint one member to the Board so long as (1) Tencent and its controlled affiliates, continue to hold a net long ownership position of at least 5% of Glu’s outstanding shares and (2) Tencent or Tencent’s designee to the Board does not materially breach any material obligation to Glu under the Voting Agreement and a separate confidentiality agreement between the parties related to confidentiality and use limitations for information Mr. Feder (or a subsequent Tencent designee to the Board) obtains by virtue of serving on the Board, which breach is not cured within 30 days following Tencent’s receipt of written notice of such breach. Tencent, through its controlled affiliates, held 13.85% of Glu’s outstanding shares as of April 20, 2020. Other than the appointment of Mr. Feder by Tencent, there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

The Board recommends that stockholders vote “FOR” the election of
Darla Anderson, Ben Feder, Hany M. Nada and Benjamin T. Smith, IV as Class I Directors.

Information Regarding Our Nominees and Directors

Nominees for Class I Directors (whose terms expire at the Annual Meeting)

Darla Anderson (Age 60)
Movie Producer

Ms. Anderson has served as one of our directors since March 2019. In January 2019, Ms. Anderson signed a multi-year development and production deal with Netflix to develop and produce new animated and live-action projects. From 1993 until March 2018, Ms. Anderson held various positions at Pixar Animation Studios, a computer animation film studio, most recently as a Producer. While at Pixar, Ms. Anderson contributed to a number of Pixar’s hit movies, including A Bug’s Life, Monsters, Inc., Cars and Toy Story 3, and she produced Coco for which she earned an Academy Award for Best Animated Feature. Prior to joining Pixar, she served as the Executive Producer of the commercial division of Angel Studios, a video game developer. Since February 2020, Ms. Anderson has served as a director of dMY Technology Group, Inc., a blank check company whose business purpose is to effect a business combination with one or more businesses. Since July 2008, Ms. Anderson has served on the Producers Council Board of the Producers Guild of America. Ms. Anderson holds a B.A. in art from San Diego State University.

Ms. Anderson’s proven track record in successfully producing high-caliber entertainment projects, her expertise in developing engaging and unique experiences to delight audiences and her ability to provide guidance to our creative leaders led the Board to conclude that she should serve as a director.

Ben Feder (Age 56)
President, International Partnerships (North America) of Tencent Holdings Limited

Mr. Feder has served as one of our directors since January 2017 and was appointed to our Board by Tencent, which is a leading Internet and gaming company in China. Since October 2016, Mr. Feder has served as President, International Partnerships (North America) of Tencent. In addition, Mr. Feder serves on the boards of several private gaming companies as a representative of Tencent. From 2001 to October 2016, Mr. Feder served in various positions at ZelnickMedia Corporation., a media investment and management firm, including as co-founder, partner and vice chairman. From April 2007 to April 2010, Mr. Feder served as a member of the board of directors of Take Two Interactive Software Inc., or Take Two, a leading developer and publisher of video games, and from April 2007 to December 2010 he also served as Chief Executive Officer of Take Two. Prior to co-founding ZelnickMedia in 2001, Mr. Feder was Chief Executive Officer of MessageClick, Inc., a leading provider of voice messaging technology for next-generation telephone networks, and held a senior position with News Corporation. Mr. Feder received a B.A. in history from Columbia University and an M.B.A. from the Harvard Business School.

Mr. Feder’s deep knowledge of the gaming industry, including his leadership experience at both Tencent and Take Two, led the Board to conclude that he should serve as a director.

Hany M. Nada (Age 51)
Co-Founder and Managing Partner, ACME Capital

Mr. Nada has served as one of our directors since April 2005. Mr. Nada co-founded ACME Capital, a venture capital firm, in January 2019 and serves as the firm’s Managing Partner. Prior to co-founding ACME Capital, Mr. Nada co-founded GGV Capital (formerly Granite Global Ventures) in 2000 and served as a Managing Director until October 2016 and as a Venture Partner from November 2016 until October 2018. Prior to co-founding GGV Capital, Mr. Nada served as Managing Director and Senior Research Analyst at Piper Jaffray & Co., specializing in Internet software and e-infrastructure. Mr. Nada serves on the boards of directors of several privately held companies, including Arcbyt, DraftKings, Inc., Phoenix Labs, and WildTangent, Inc, and was previously on the board of directors of Vocera Communications, Inc., a publicly traded company. In addition, Mr. Nada is an observer on the board of directors of Houzz, Inc., IonQ Inc. and Uhnder, Inc. Mr. Nada holds a B.S. in economics and a B.A. in political science from the University of Minnesota.

Mr. Nada’s experience in the venture capital industry, which includes a focus on software, wireless applications, and multimedia, his expertise and insights into high technology companies that he gained during his tenure as Managing Director and Senior Research Analyst at Piper Jaffray & Co., his experience as a director of high technology companies and his relationship with entities owning a significant percentage of our common stock led the Board to conclude that he should serve as a director.

Benjamin T. Smith, IV (Age 52)
Senior Partner, A.T. Kearney

Mr. Smith has served as one of our directors since November 2010, interim co-Lead Independent Director from July 2014 to December 2014 and Lead Independent Director since April 2016. Mr. Smith has been a Senior Partner at the strategic consulting firm, A.T. Kearney, since October 2016 and prior to that served as the Chief Executive Officer of Wanderful Media, a new media shopping company, from April 2012 to June 2016. Prior to joining Wanderful Media, Mr. Smith served as an independent director of and advisor to technology companies, including in his role as a Venture Partner at Accelerator Venture Capital, where he has served since December 2011. Previously, Mr. Smith served as the Chairman and Chief Executive Officer of WYBS, Inc. d/b/a MerchantCircle, a leading social network of small business owners, from when he co-founded the company in August 2004 until the company was sold to Reply.com in May 2011. Mr. Smith served as the Senior Vice President of Corporate Development and a strategic advisor to Borland Software Corporation, a vendor of Open Application Lifecycle Management solutions, from March 2005 to October 2007 and the Chief Executive Officer of, and an advisor to, CodeGear, a division of Borland, from November 2006 to October 2007. Mr. Smith previously co-founded Spoke Software, Inc., a provider of social networking software that connects business professionals, in 2002, and served as its Chief Executive Officer from 2002 to 2004. Mr. Smith also served the Bush Administration as the Senior Advisor for Strategy and Planning to the Secretary of Transportation from 2001 to 2002. Prior to then, Mr. Smith was a Vice President and Partner at A.T. Kearney, and Vice President, Venture Development at Electronic Data Systems Corporation (EDS) after A.T. Kearney was purchased by EDS. In addition, Mr. Smith serves as an advisor or investor in several other private companies and provides advisory services to a number of high-technology companies. He also advised and led the board of directors of Tapulous Inc., a mobile social gaming company, from its founding in 2009 until its sale to The Walt Disney Company in July 2010. Mr. Smith holds a B.S. in mechanical engineering from the University of California at Davis and an M.B.A. from Carnegie Mellon University’s Tepper School of Business.

Mr. Smith’s extensive operating and investment experience in the social networking and gaming industries, which includes having co-founded two social networking companies, and his experience as a director of and strategic consultant to high-technology companies led the Board to conclude that he should serve as a director.

Continuing Class II Directors (whose terms expire at the 2021 Annual Meeting of Stockholders)

Eric R. Ball (Age 56)
General Partner, Impact Venture Capital

Dr. Ball has served as one of our directors since October 2013. Dr. Ball serves as General Partner of Impact Venture Capital, a technology investment firm, a position he has held since August 2016. Before joining Impact Venture Capital, Dr. Ball was Chief Financial Officer of C3, Inc. (doing business as C3 IoT), a full-stack development platform for the “Internet of Things,” from August 2015 to May 2016. Prior to then, Dr. Ball served as Senior Vice President and Treasurer of Oracle Corporation, a global computer technology company, from May 2005 to September 2015. Before joining Oracle, Dr. Ball worked in a variety of headquarters and operating finance roles at Flextronics, Inc., Cisco Systems, Inc., Avery Dennison, and AT&T Inc. Dr. Ball serves as an advisor to Kyriba Corporation and SineWave Ventures, and since March 2017 as a board member to Answers Corporation. Dr. Ball holds an B.A. in economics from the University of Michigan, an M.A in economics/finance and an M.B.A. from the University of Rochester and a Ph.D. in management from the Drucker-Ito School of Management.

Dr. Ball’s more than 20 years of experience in finance and operations with technology companies, particularly those larger than Glu, led the Board to conclude that he should serve as a director. In addition, our Board’s determination in light of his experience as a finance executive and director overseeing or assessing the performance of companies and public accountants, that Dr. Ball is an “audit committee financial expert” lends further support to his financial acumen and qualifications for serving on our Board.

Nick Earl (Age 54)
President and Chief Executive Officer, Glu Mobile Inc.

Mr. Earl has served as our President and Chief Executive Officer since November 2016 and prior to that was our President of Global Studios from November 2015 to November 2016. Before joining us, from November 2014 to September 2015, Mr. Earl served as President of Worldwide Studios at Kabam. From September 2001 to October 2014, Mr. Earl served in several management positions at Electronic Arts, including most recently as Senior Vice President & General Manager of EA Mobile. From 1999 to 2001, Mr. Earl served as VP Product Development at Eidos. From April 1993 to March 1999, Mr. Earl served as an executive producer / GM at The 3DO Company. Mr. Earl holds a B.A. in economics from the University of California at Berkeley.

Mr. Earl’s experience as our President and Chief Executive Officer, which gives him unique insights into our challenges, opportunities and operations, and his strong background of senior management in the mobile gaming sector led the Board to conclude that he should serve as a director.

Ann Mather (Age 60)
Independent Director of and Advisor to Technology and Media Companies

Ms. Mather has served as one of our directors since September 2005. She has also served as a member of the board of directors of: Alphabet Inc. since November 2005 and serves as chair of its audit committee; Netflix, Inc. since July 2010 and serves as chair of its audit committee; MGM Holdings Inc. since December 2010 and serves as lead independent director; Shutterfly, Inc. since May 2013 and serves on its audit committee; Arista Networks, Inc. since July 2013 and serves as chair of its audit committee and Airbnb, Inc. since August 2018. Ms. Mather has also been an independent trustee to the Dodge & Cox Funds board of trustees since May 2011. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, Inc. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer of Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds an M.A. in geography from Cambridge University in England.

Ms. Mather’s experience as the chief financial officer of two companies, including a publicly traded company, her international experience gained through several executive positions in Europe and her experience as a director of high technology companies led the Board to conclude that she should serve as a director.

Continuing Class III Directors (whose terms expire at the 2022 Annual Meeting of Stockholders)

Niccolo M. de Masi (Age 39)
Chief Executive Officer and Director, dMY Technology Group, Inc.
Chairman, Glu Mobile Inc.

Mr. de Masi has served as our Chairman since November 2019, as our Executive Chairman from November 2016 to November 2019, as President and Chief Executive Officer from January 2010 to November 2016, as one of our directors since January 2010, as interim Chairman of our board of directors from July 2014 to December 2014 and as the Chairman of our board of directors since December 2014. Since January 2020, Mr. de Masi has served as the Chief Executive Officer and a director of dMY Technology Group. Since February 2019, Mr. de Masi has served as the Chief Innovation Officer of Resideo Technologies, Inc., a provider of residential comfort and security solutions, and previously Mr. de Masi also served as the President of the Products and Solutions segment of Resideo Technologies from February 2019 to January 2020. Prior to joining Resideo Technologies, Mr. de Masi served as the President of Essential, a mobile phone hardware company, from November 2016 to October 2018. Prior to joining Glu in January 2010, Mr. de Masi was the Chief Executive Officer and President of Hands-On Mobile, a mobile technology company and developer and publisher of mobile entertainment, from October 2009 to December 2009, and previously served as the President of Hands-On Mobile from March 2008 to October 2009. Prior to joining Hands-On Mobile, Mr. de Masi was the Chief Executive Officer of Monstermob Group PLC, a mobile entertainment company, from June 2006 to February 2007. Mr. de Masi joined Monstermob in 2004 and, prior to becoming its Chief Executive Officer, held positions as its Managing Director and as its Chief Operating Officer, where he was responsible for formulating and implementing Monstermob’s growth and product strategy. Prior to joining Monstermob, Mr. de Masi worked in a variety of corporate finance and operational roles within the technology, media and telecommunications (TMT) sector, beginning his career with JP Morgan on both the TMT debt capital markets and mergers and acquisitions teams in London. He has also worked as a physicist with Siemens Solar and within the Strategic Planning and Development divisions of Technicolor. Mr. de Masi previously served as a director of Resideo Technologies from October 2018 to January 2020 and Xura, Inc. from November 2015 until its sale in August 2016. Mr. de Masi holds an M.A. degree in physics and an MSci. degree in electronic engineering—both from Cambridge University.

Mr. de Masi’s successful tenure as our President and Chief Executive Officer and current position as Chairman, which gives him unique insights into our challenges, opportunities and operations, and his strong background of senior management and executive experience in the mobile gaming and content sectors led the Board to conclude that he should serve as a director.

Greg Brandeau (Age 58)
Managing Partner, Paradox Strategies

Mr. Brandeau has served as one of our directors since August 2015. Since May 2014, Mr. Brandeau has served as Managing Partner of Paradox Strategies (fka Slices of Genius), a consulting organization founded by Mr. Brandeau. He served as President and Chief Operating Officer of Maker Media, Inc., a global platform for connecting makers with each other, with products and services, and with partner organizations, from September 2013 to April 2014. Prior to Maker Media, Mr. Brandeau served as Chief Technology Officer of The Walt Disney Studios, a motion picture studio, from November 2009 to April 2012. Prior to that, he served as Senior Vice President of Technology for Pixar Animation Studios, a computer animation studio, from February 2004 to November 2009. Mr. Brandeau is an Advisory Board Member for Infrascale, Inc. and the California Institute for Telecommunications and Information Technology, and a member of the Visiting Committee for the Humanities at the Massachusetts Institute of Technology. In addition to his prior technology management roles at Maker Media, The Walt Disney Studios and Pixar, he has served in various technology management roles for Walt Disney Animation Studios, Perlegen Sciences Inc., NeXT Computer, Inc. and Mountain Network Solutions, Inc. He is the co-author of Collective Genius: The Art and Practice of Leading Innovation. Mr. Brandeau holds B.S and M.S degrees in electronic engineering from the Massachusetts Institute of Technology, and an M.B.A. from Duke University.

Mr. Brandeau’s strong background in technology management, particularly through his experiences in senior technology management roles at dynamic and innovative companies like Disney, Pixar, and NeXT Computer, led the Board to conclude that he should serve as a director.

Gabrielle Toledano (Age 53)
Chief Operating Officer, Keystone Strategy

Ms. Toledano has served as one of our directors since December 2017. Since January 2020, Ms. Toledano has served as Chief Operating Officer at Keystone Strategy LLC, a strategy and economics consulting firm. Prior to that, Ms. Toledano served as an Executive in Residence for Comcast Ventures, a corporate venture capital firm, from January 2019 to December 2019. From May 2017 to October 2018, Ms. Toledano served as the Chief People Officer of Tesla Inc., a manufacturer of electric vehicles and energy storage products. From December 2016 to May 2017, Ms. Toledano served as an Advisor to, and from February 2006 to December 2016 as the Chief Talent Officer and Executive Vice President at, Electronic Arts Inc., an interactive entertainment software company. From February 2017 to March 2017, she served as a consultant to Slack Technologies, Inc., a software company. Prior to joining Electronic Arts, from 2002 to 2006 Ms. Toledano served as Chief Human Resources Officer at Siebel Systems, Inc., a supplier of customer software solutions and services. From 1991 to 2002, Ms. Toledano served in various human resources positions at Microsoft Corporation and Oracle Corporation. Ms. Toledano has served as a director of Namely, Inc. since February 2019 and Visier Inc. since May 2014, and previously served as a director of TalentSky from January 2015 to January 2019, Jhana from November 2016 to July 2017, Jive Software from November 2015 to June 2017, Big City Mountaineers from May 2011 to September 2014, and the Society of Human Resource Management from February 2009 to July 2011. In addition, Ms. Toledano has advised several technology companies in the Human Capital Management space, including Collective Health, a healthcare platform company, Espresa, an employee programs automation platform provider, and Betterworks, an enterprise collaboration platform provider. Ms. Toledano holds a B.A. in modern thought and literature and an M.A. in education from Stanford University.

Ms. Toledano’s strong background in gaming and technology management, including her extensive experience as an executive in the Human Resources field of various public companies, and her broad experience as a director of technology companies led the Board to conclude that she should serve as a director.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in observing practices and procedures that serve the best interests of Glu and our stockholders. The Nominating and Governance Committee oversees these Corporate Governance Principles and periodically makes recommendations to the Board regarding any changes. These Corporate Governance Principles address, among other things, our policy on succession planning and senior leadership development, retirement, Board performance evaluations and committee structure, as well as Board diversity.

	Age	Tenure
Director	(Years)	(Years)	Independence	Gender	Attendance
Darla Anderson	60	1	Yes	F	>75%
Eric R. Ball	56	6	Yes	M	>75%
Greg Brandeau	58	4	Yes	M	>75%
Niccolo M. de Masi	39	10	No	M	>75%
Nick Earl	54	3	No	M	>75%
Ben Feder	56	3	No	M	>75%
Ann Mather	60	15	Yes	F	>75%
Hany M. Nada	51	15	Yes	M	>75%
Benjamin T. Smith, IV	52	9	Yes	M	>75%
Gabrielle Toledano	53	2	Yes	F	>75%

We maintain a corporate governance page on our company website that includes key information about corporate governance matters, including copies of our Corporate Governance Principles, our Code of Business Conduct and Ethics for all employees, including our senior executive and financial officers, and the charter for each Board committee. The link to this corporate governance page can be found at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Board and Committee Self-Evaluation

The Board conducts a self-evaluation of the performance, composition, leadership structure, and governance of the Board and its Committees at least annually. The evaluation format and process is supervised by the Chair of the Nominating and Governance Committee. The evaluation is typically conducted as a written self-assessment, followed by an opportunity to provide feedback on Board performance and diversity, and to raise any concerns that an individual director may have in interviews with the Chair of our Nominating and Governance Committee and an independent third party advisor. Based upon the assessment results, the Board agrees on improvement goals and tracks its progress against those goals over time. The Board has engaged and paid fees to a third-party advisor to assist in performing the Board evaluation and may do so again in the future. Generally, our legal advisors assist with the Board evaluation on an annual basis. The Nominating and Governance Committee strives to embed honest feedback into the Board’s culture and set a tone of open and transparent dialogue throughout the assessment process.

Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected identified candidates as appropriate. In conducting its review and evaluation, the Nominating and Governance Committee may solicit the views of management, other members of the Board and other individuals it believes may have insight into a candidate’s qualifications and the needs of the Board and its committees. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable rules and regulations of the SEC and The Nasdaq Stock Market. The Nominating and Governance Committee will consider these needs and further evaluate each candidate’s qualifications based on their independence, integrity, collegiality, diversity, skills, financial, technical, operational and other expertise and experience, breadth of experience, practical wisdom, judgment, knowledge about our business or industry, personal and professional ethics, availability and commitment to representing and enhancing the long-term interests of our stockholders. The Nominating and Governance Committee may also identify and consider other factors that reflect our environment as it evolves or that it believes will otherwise contribute to the Board’s overall effectiveness and our success. In accordance with our Corporate Governance Principles and our Nominating and Governance Committee Charter, the Nominating and Governance Committee also considers nominees from diverse backgrounds who combine a broad spectrum of experience and expertise. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all candidates. The Nominating and Governance Committee will choose candidates to recommend for nomination based on the specific needs of the Board and Glu at that time. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate candidates, the Nominating and Governance Committee has no stated minimum criteria for candidates. All candidates, including those nominated by stockholders, are evaluated in the manner described above. Final approval of nominees to be presented for election is determined by the full Board.

Board Diversity Policy

The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of Glu’s constituents, including its diverse customer base and workforce. Accordingly, the Board is committed to seeking out highly qualified candidates with diverse backgrounds, skills and experiences as part of each Board search we undertake. To further this goal and to focus on this commitment, the Board and the Nominating and Governance Committee have amended the Corporate Governance Principles and the Nominating and Governance Committee charter accordingly. These considerations and goals have been important factors in the Board’s refreshment efforts, which have included the addition of Ms. Toledano to our Board in December 2017 and Ms. Anderson in March 2019.

Board Responsibilities and Leadership Structure

Our Board oversees management’s performance on behalf of our stockholders. The Board’s primary responsibilities are to (1) select, oversee and determine compensation for our President and Chief Executive Officer who, with senior management, manages our day-to-day operations, (2) monitor management’s performance to assess whether we are operating in an effective, efficient and ethical manner to create value for our stockholders and (3) periodically review our long-term plans, business initiatives, capital projects and budget matters.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held six meetings during 2019 and acted once by unanimous written consent. The independent directors meet without management present at regularly scheduled executive sessions, and in 2019 the independent directors held executive sessions at a total of four Board meetings. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly to the full Board on their activities and actions.

The Board designated Mr. de Masi as its interim Chairman in July 2014, as its Chairman in December 2014, as its Executive Chairman in November 2016 and as its Chairman in November 2019. The Board believes that it should maintain flexibility to select its Chairman and board leadership structure from time to time. The Board believes that it is currently in the best interest of Glu and its stockholders for Mr. de Masi to serve as Chairman in light of his knowledge of our company and our industry, his previous role as Chief Executive Officer, his experience executing successful strategic acquisitions and investments, and his ability to support Mr. Earl in his role as Glu’s Chief Executive Officer.

The Board has also established a Lead Independent Director position, which the Board believes provides an appropriate balance in our leadership. In April 2016, the Nominating and Governance Committee recommended to the Board the appointment of Mr. Smith as the Lead Independent Director, which appointment was subsequently approved by the Board.

The Lead Independent Director role helps to ensure a strong, independent and active Board. The Lead Independent Director must be “independent” under the rules of the Nasdaq Stock Market (“Nasdaq”) and is appointed by the Board. Our Lead Independent Director has a robust role in our board process, including responsibility for:

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
●	serving as the liaison between the Chairman and the independent directors;
●	having the authority to call special meetings of the Board;
●	encouraging direct dialogue between all directors (particularly those with dissenting views) and management;
●	being available for communications with our stockholders; and
●	performing such other functions and responsibilities as requested by the Board from time to time.

The proper discharge of the Board’s fiduciary duties to Glu and its stockholders requires it to retain the flexibility to determine the person or persons best suited for the roles of Chairman and Chief Executive Officer. Accordingly, the Board has determined that its selections of Mr. de Masi as Chairman and Mr. Earl as Chief Executive Officer are consistent with its fiduciary duties to retain individuals that are best suited for these positions. The Lead Independent Director role provides a necessary layer of independent oversight of Board matters and ensures effective communication between management and the independent directors, which increases the independent directors’ understanding of management decisions and our operations. As such, the Board of Directors believes that its leadership structure is appropriate.

Insider Trading, Hedging, Pledging and Short-Selling Policies

Our Insider Trading Policy prohibits our directors, officers, employees and contractors from purchasing or selling Glu securities while in possession of material, non-public information. In order to ensure that trading is conducted only at times when our directors, officers and certain employees with regular access to confidential information about Glu or our business are not aware of material nonpublic information about us, our Insider Trading Policy requires that each such person pre-clear any proposed trades of our stock with our General Counsel.

In addition, our Insider Trading Policy prohibits all directors, officers and employees from short-selling Glu stock, or engaging in hedging or monetization transactions, such as where they may acquire, sell, or trade in any interest or position relating to the future price of Glu securities, such as a put option or a call option, zero cost collars and forward sale contracts or any other type of derivative security, and they may not contribute Glu securities to exchange funds that could be interpreted as having the effect of hedging. These policies were established in part because there is often a conflict of interest involved when an employee bets against our performance. Our officers and directors are also prohibited from pledging any Glu securities as collateral in a margin account or for a loan unless such pledge (or any modification of an existing pledge) is approved by Glu’s Insider Trading Compliance Officer and the Nominating and Governance Committee.

Role of the Board in Risk Oversight

One of our Board’s key functions is providing oversight of our risk management process. The Board does not have a standing risk management committee but rather administers this oversight function directly through the Board as a whole, as well as through the Board’s standing committees that each address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking, our Nominating and Governance Committee monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements, and our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports on the risks we face from our Board committee chairpersons, Chairman, Chief Executive Officer or other members of management to enable us to understand our risk identification, risk management and risk mitigation strategies regarding strategic and operational risks, including but not limited to cybersecurity risk. For additional information regarding our cybersecurity efforts, please see “Corporate Social Responsibility—Cybersecurity Risk Oversight” below. When a committee receives the report, the chairman of that committee reports on the discussion to the full Board at the next Board meeting. However, the committee chairs are responsible for reporting findings regarding material risk exposures to the Board as quickly as possible. We believe that our Board’s leadership structure supports effective risk management because it allows our Lead Independent Director and the other independent directors on our committees to exercise oversight over management.

Director Independence

Our Board currently includes seven independent directors, three of whom are standing for election at the Annual Meeting. To be considered independent under the rules of The Nasdaq Stock Market, referred to as the Nasdaq listing rules, a director may not be employed by Glu or engage in certain types of business dealings with us. In addition, as required by the Nasdaq listing rules, the Board has made a determination as to each independent director currently serving on the Board or who served on the Board during 2019 that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by our management with regard to each director’s business and personal activities as they relate to Glu and our management. In assessing director independence under the Nasdaq listing rules, the Nominating and Governance Committee and the full Board reviewed relevant transactions, relationships and arrangements that may affect the independence of our Board members, including that:

●	Mr. Feder was during 2019, and currently is, an officer of Tencent, and wholly-owned subsidiaries of Tencent owned in the aggregate 13.85% of our outstanding capital stock as of April 20, 2020; and

●	Ms. Mather was during 2019, and currently is, a director of Alphabet Inc., the parent company of Google Inc., with which we conduct business in the ordinary course and revenues from which represented 33.5% of our total revenues in 2019.

After reviewing these transactions and other relevant standards, the Board determined that each of Ms. Anderson, Dr. Ball, Mr. Brandeau, Ms. Mather, Mr. Nada, Mr. Smith and Ms. Toledano is an independent director.

Attendance at Board, Committee and Annual Stockholders Meetings

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Our Corporate Governance Principles provide that non-employee directors may not serve on the boards of more than five public companies, and our Chief Executive Officer may not serve on the boards of more than two public companies, in each case including Glu.

No director attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he or she served in 2019. None of our directors, except for Nick Earl, attended the 2019 Annual Meeting of Stockholders. Under our Corporate Governance Principles, all directors are encouraged to attend the annual meetings of our stockholders.

Board Committees and Charters

The Board currently has a standing Audit Committee, Compensation Committee, Nominating and Governance Committee and Strategy Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is an independent director as determined by the Board in accordance with the Nasdaq listing rules. On the Strategy Committee, each of Messrs. de Masi, Earl and Feder are considered non-independent under the Nasdaq listing. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee annually reviews its charter and makes recommendations to our Board for revision to reflect changes in laws and regulations and evolving best practices. Copies of each charter can be found on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link). Current committee members are as follows:

	Audit	Compensation	Nominating and	Strategy
Director	Committee	Committee	Governance Committee	Committee
Darla Anderson	—	—	—	Member
Eric R. Ball	Chair	—	—	—
Greg Brandeau	—	Member	Chair	—
Niccolo M. de Masi	—	—	—	Chair
Nick Earl	—	—	—	Member
Ben Feder	—	—	—	Member
Ann Mather	—	—	Member	—
Hany M. Nada	Member	Member	—	Member
Benjamin T. Smith, IV	Member	Member	Member	Member
Gabrielle Toledano	—	Chair	—	—

Strategy Committee

The Strategy Committee currently consists of six of our directors, Mr. de Masi, who became the committee chair in January 2020, Ms. Anderson and Messrs. Earl, Feder, Nada and Smith; Mr. Smith had been the committee chair prior to Mr. de Masi. Our Strategy Committee assists the Board and senior management in refining our strategic vision and growth initiatives.

Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Brandeau, Nada and Smith and Ms. Toledano each served on the Compensation Committee. None of these individuals is or has been an officer or employee of Glu or any of our subsidiaries. There are no other relationships between committee members and Glu or any other company that are required by SEC regulations to be disclosed under this caption.

Risk Analysis of Performance-Based Compensation Plans

The Compensation Committee believes that our executive compensation programs do not encourage excessive and unnecessary risk-taking. The design of our compensation programs is intended to encourage our executive officers to remain focused on both our short-and long-term financial goals in several key respects. Focusing on a strong pay-for-performance culture for our executive compensation program, the Compensation Committee decided in December 2019 to continue (1) replacing cash bonuses for each of our executive officers other than our General Counsel with performance-based restricted stock units (“PSUs”) for 2020 and (2) having a significant portion of each executive officer’s annual equity award be comprised of PSUs in addition to standard time vesting restricted stock units (“RSUs”). The committee believed that this focus will better align the interests of our executive officers with our stockholders and is consistent with our strategic goals of realizing significant bookings and Adjusted EBITDA growth in 2020 and beyond. All PSUs granted to our executive officers in 2019 (other than the PSUs granted in lieu of annual cash bonuses) vest over three years and the time-vesting RSUs vest over four years, encouraging executive officers to focus on sustained stock price appreciation over the long term. Additionally, our Board adopted a clawback policy in 2017 which authorizes our Board to recoup past incentive compensation paid to executive officers in certain situations and our Board is able to include clawback provisions in award agreements for our executive officers. Finally, our system of internal controls over financial reporting, standards of business conduct and compliance programs, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our executive bonus plan.

Corporate Social Responsibility

Cybersecurity Risk Oversight and Data Privacy

Our Board is committed to mitigating data privacy and cybersecurity risks and recognizes this issue’s importance as part of our risk management framework. Our cybersecurity program is overseen by the Board, the Audit Committee and Mr. Brandeau, given his extensive information technology expertise. In order to defend against and respond to the threat of security breaches and cyberattacks, we have developed a comprehensive program that is designed to protect and preserve the confidentiality, integrity and continued availability of all information and systems owned by or in the care of Glu. This program also includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of any material cybersecurity incident. Our Vice President, Global Customer and Technical Operations periodically reviews our cybersecurity program with Mr. Brandeau and presents quarterly reports on the program to the Audit Committee, which is tasked with oversight of such risk issues. These updates include a report on the top cybersecurity risks and counter measures implemented by Glu as well as reporting on any other current cybersecurity projects. Mr. Brandeau and Mr. Ball regularly brief the full Board on these matters, and our Vice President, Global Customer and Technical Operations reviews our cybersecurity program with the full Board at least annually.

In addition to active Board oversight, we have posted on our website a privacy notice explaining how certain personal information is collected, used and disclosed by Glu and its subsidiaries. We also perform worldwide annual live employee trainings on our data protection and security practices. We certified under the EU-U.S. and the Swiss-U.S. Privacy Shield Frameworks with the U.S. Department of Commerce and have data processing agreements in place with our business partners who process personal data for us. Further, we monitor existing and upcoming privacy laws, rules and regulations and we undertook significant efforts to comply with the European Union’s General Data Protection Regulation, which became effective in May 2018 and the California Consumer Privacy Act of 2018, which became effective in January 2020.

Sustainability

We are increasingly focused on sustainability initiatives to reduce our energy consumption, carbon footprint, waste and materials consumption. We strive to engage both our employees and suppliers in our sustainability efforts. Our San Francisco headquarters is located in an Energy Star™-rated building and offers employees public transportation, bike parking and an electric car charging station to reduce Source 3 emissions. When considering locations for facilities, we prioritize proximity to public transportation, and we have established pre-tax and subsidy public transportation programs to encourage employees to use public transportation when commuting to and from the office, in an effort to improve air quality, reduce traffic congestion, and conserve energy. We will continue to evaluate how to reduce Glu’s carbon footprint and our employees’ carbon footprint over time. We are also focused on reducing our use of disposable materials in our offices and have recycling programs in place at our North American facilities.

Diversity, Inclusion and Workforce

Human capital management, including our diversity and inclusion initiative, is a key driver of our success. We believe that a diverse, inclusive culture yields a more creative and innovative workplace that advances our business objectives. For this reason, we encourage, support, and celebrate the diverse voices of our employees, believing that all forms of diversity provide value at Glu. To attract the best talent, we promote a culture in which everyone feels accepted and valued as their authentic selves, starting at the top with our Board Diversity Policy. For example, we actively partner with organizations to drive inclusiveness of women in the gaming industry. When recruiting and hiring candidates, we consider all aspects of each candidate’s qualifications and skills, with the goal of ensuring our organization has diversity of experience and perspectives, as well as diversity with respect to race, gender, ethnicity, and areas of expertise. We seek to retain our employees through competitive compensation and benefits package and our unique values-driven culture. We invest in our talent by providing our employees with training, mentoring, and career development opportunities. We believe that these initiatives enable us to hire and retain talented, high-performing employees.

Compliance and Ethics

Our culture of integrity and compliance starts with our Code of Business Conduct and Ethics (the “Code of Conduct”) and our compliance program, which includes risk assessment, development of policies and procedures, worldwide live annual trainings of our employees in our compliance program, and investigations and remediation of potential compliance matters. The Code of Conduct applies to all of our employees, including our executive officers, and our Board. Our Nominating and Governance Committee annually reviews our compliance policies, including our Code. Complaints or concerns regarding possible violations of the Code of Conduct or our policies may be made by phone, letter, email or web reporting using a third party confidential hotline. Reports may be made anonymously.

Community Involvement and Impact

We are committed to community involvement at a local and global level, as well as mobilizing our workforce to give back. We support community initiatives and actively encourage our employees to participate in volunteer days by providing full-time, non-contract employees with one day of paid leave annually to pursue group volunteer activities with registered 501c3 or 501c4 organizations. As part of that initiative, in 2019 we sponsored “Glu Gives” to clean up local beaches. We also made direct donations to charitable causes focused on the global well-being of people and our planet. In 2019, Glu made donations to SpecialEffect (a gaming initiative for individuals with physical disabilities), Extra Life (benefitting local Children’s Miracle Network Hospitals), and the Golden Gate Audubon Society. In addition, we have partnered with various organizations on in-game events and campaigns to drive awareness of charitable causes and have partnered with advertising networks to support initiatives focusing on environmental and social issues. For example, we recently joined the #PlayApartTogether campaign, actively encouraging players to follow guidance of the World Health Organization and local health authorities to help slow the spread of COVID-19.

DIRECTOR COMPENSATION

Overview

The Compensation Committee and the Nominating and Governance Committee with the help of its compensation consultant Radford, an Aon company (“Radford”), evaluate the appropriate level and form of compensation for non-employee directors on an annual basis relative to industry peers and recommend changes to the Board when appropriate. Our non-employee director compensation program is set forth below and was most recently amended in April 2019:

Cash Compensation

●	Non-employee directors receive an annual cash retainer of $40,000;

●	The Lead Independent Director receives an additional annual cash retainer of $25,000;

●	The chair of the Audit Committee receives additional annual cash compensation of $20,000;

●	The chair of the Compensation Committee receives additional annual cash compensation of $15,000;

●	The chair of the Nominating and Governance Committee receives additional annual cash compensation of $10,000;

●	The chair of the Strategy Committee receives additional cash compensation of $20,000; and

●	Each non-employee director receives additional annual cash compensation of $10,000 for service on the Audit Committee, $7,500 for service on the Compensation Committee and $5,000 for service on each of the Nominating and Governance Committee or Strategy Committee, other than as chair.

All cash compensation to directors is paid in arrears in quarterly installments. We also reimburse our directors for reasonable expenses in connection with attendance at Board and committee meetings.

Equity Compensation

Annual Equity Grants

In April 2019, our Board amended our non-employee director compensation program to provide that each year immediately following our annual meeting of stockholders, each non-employee director will receive the lesser in value of (1) stock options and RSUs having an aggregate grant date fair value of $235,000, with the number of stock options and RSUs allocated to provide an equal value of each equity instrument, or (2) the aggregate grant date fair value of (a) an RSU covering 25,000 shares of our common stock and (b) a stock option to purchase 50,000 shares of our common stock. Both the stock option and RSU awards will vest on the earlier to occur of (a) the first anniversary of the grant date and (b) the date of our next annual meeting of stockholders that follows the grant date.

New Director Equity Grants

In April 2019, our Board amended our non-employee director compensation program to provide that each new non-employee director will receive the lesser in value of (1) stock options and RSUs having an aggregate grant date fair value of $352,500, with the number of stock options and RSUs allocated to provide an equal value of each equity instrument, or (2) the aggregate grant date fair value of (a) an RSU covering 37,500 shares of our common stock and (b) a stock option to purchase 75,000 shares of our common stock. The RSU will vest as to 33⅓% of the total number of shares subject to the RSUs on the first anniversary of the grant date and thereafter vest in equal quarterly installments over the next two years following the first vesting date on the same day of each third month. The stock option will vest as to 33⅓% of the underlying shares on the first anniversary of the grant date and thereafter vest pro rata monthly over the next 24 months.

Other Equity Matters

Our 2007 Equity Incentive Plan, under which we grant equity awards to our non-employee directors, provides that such awards are subject to a compensation limit. Specifically, in any calendar year, no non-employee director may be granted any awards or awards denominated in shares that exceed in the aggregate $600,000 in value plus an additional aggregate $600,000 in value for one-time awards to a newly appointed or elected outside director. This limit does not apply to any award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

In addition, our 2007 Equity Incentive Plan provides that each of the equity awards held by our non-employee directors will accelerate in full immediately prior to a change in control of Glu.

Since Mr. Earl is an executive officer, and since the Voting Agreement provides that Tencent’s designee to Glu’s Board shall not receive any compensation for his or her Board service, we do not provide, and have not provided, Messrs. Earl or Feder any compensation for service on our Board or on the Strategy Committee. In November 2019, Mr. de Masi’s role changed from Executive Chairman to Chairman of the Board. As an executive officer, Mr. de Masi did not receive any compensation for his services on the Board and on the Strategy Committee and only started being compensated for his services on the Board and Strategy Committee in November 2019.

Director Summary Compensation Table

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as a non-employee director during 2019.

	Fees Earned or	Stock Awards(1)(2)(3)	Option Awards(1)(2)(3)
Name	Paid in Cash ($)	($)	($)	Total ($)
Darla Anderson(4)	33,111	272,957 (4)	90,539	396,607
Eric R. Ball	60,000	90,557	90,539	241,096
Greg Brandeau	57,500	90,557	90,539	238,596
Niccolo M. de Masi(5)	7,337	—	—	7,337
Ben Feder(6)	—	—	—	—
Ann Mather	45,000	90,557	90,539	226,096
Hany M. Nada	62,500	90,557	90,539	243,596
Benjamin T. Smith, IV(7)	109,870	90,557	90,539	290,966
Gabrielle Toledano(7)	52,630	90,557	90,539	233,726
____________________
(1)

Amounts shown in this column do not reflect dollar amounts actually received by the non-employee director. Instead, these amounts reflect the grant date fair value calculated in accordance with FASB ASC Topic 718 of each RSU award or stock option award, as applicable. See Note 12 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 for a description of the ASC Topic 718 methodology and assumptions.

(2)

On June 6, 2019, following our 2019 Annual Meeting of Stockholders, each of Ms. Anderson, Dr. Ball, Mr. Brandeau, Ms. Mather, Mr. Nada, Mr. Smith and Ms. Toledano received an option to purchase 28,780 shares of our common stock at an exercise price of $7.05 per share and an RSU award for 12,845 shares.

(3)	The aggregate number of outstanding stock options and unvested RSU awards held by each of our non-employee directors as of December 31, 2019 was as follows:

Name	Stock Options	RSU Awards
Darla Anderson	28,780	32,845
Eric R. Ball	278,780	12,845
Greg Brandeau	238,780	12,845
Niccolo M. de Masi	—	—
Ben Feder	—	—
Ann Mather	153,780	12,845
Hany M. Nada	278,780	12,845
Benjamin T. Smith, IV	278,780	12,845
Gabrielle Toledano	138,780	12,845

(4)

Ms. Anderson joined our Board on March 4, 2019. Upon joining the Board, Ms. Anderson received 20,000 RSUs which vest as to 33⅓% of the total number of shares subject to the RSUs on the first anniversary of the grant date and thereafter vest in equal quarterly installments over the next two years following the first vesting date on the same day of each third month.

(5)

Mr. de Masi started being compensated for his services on the Board and Strategy Committee in November 2019 when his role changed from Executive Chairman to Chairman of the Board. The compensation reflected in the table does not include the compensation of $324,519 that Mr. de Masi received as the Executive Chairman of Glu in 2019.

(6)	Mr. Feder does not receive compensation for service on our Board or on our Strategy Committee pursuant to the terms of the Voting Agreement we entered into with Tencent.

(7)	Ms. Toledano became Chair of the Compensation Committee on April 25, 2019. The former Chair of this committee, Mr. Smith, remains on the committee as a regular member.

Stock Ownership Guidelines

In April 2018, our Board adopted stock ownership guidelines for our non-employee directors in order to better align the long-term interests of our non-employee directors with our stockholders and to further promote a long-term perspective in overseeing our company; our Board amended these guidelines in January 2020. Under these stock ownership guidelines, as amended, each of our non-employee directors is required to hold at least five times his or her annual cash retainer, which is equal to $200,000, of our common stock. In determining the value of a non-employee director’s stock ownership, shares of our common stock as well as vested, in-the money, unexercised stock options are counted. Each non-employee director is required to comply with these stock ownership guidelines by April 1, 2023 or, if later, within five years from his or her election to our Board. Compliance with these stock ownership guidelines is measured on the last day of our fiscal year based on a non-employee director’s year end holdings and our 30-day average stock price. If a non-employee director fails to comply with these stock ownership guidelines within the time frame specified above, such non-employee director will be expected to achieve compliance by retaining 100% of the shares acquired from his or her next RSU vest. As of December 31, 2019, each of our non-employee directors was in compliance with these guidelines, other than Ms. Anderson who joined our Board in March 2019 and has until March 2024 to achieve compliance and Mr. Feder who was appointed to the Board by a greater than 10% stockholder and does not receive any compensation for his services on the Board or on the Strategy Committee from us.

STOCKHOLDER MATTERS

Stockholder Communications with Directors

Stockholders may communicate with the Board by sending an email to bod@glu.com, or by sending written correspondence to: Board, c/o Corporate Secretary, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board has instructed the Corporate Secretary to review all correspondence and to determine, in his discretion, whether matters submitted are appropriate for Board consideration. In particular, the Board has directed that communications such as product or commercial inquiries or complaints, resume and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. The Corporate Secretary may forward certain communications to another person or department for review and possible response.

Stockholder Recommendations of Director Candidates

The Nominating and Governance Committee will consider nominees recommended by stockholders for election as directors. If a stockholder would like to recommend a director candidate for our 2021 Annual Meeting of Stockholders, the stockholder must deliver notice in writing to the Corporate Secretary, Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103. Such notice must set forth the information required under our Bylaws to be included in the notice. A copy of our Bylaws, which we most recently amended on March 7, 2014, may be obtained from the SEC’s website.

Stockholder Proposals for the 2021 Annual Meeting of Stockholders

Under SEC Rule 14a-8, any stockholder who intends to present a proposal for inclusion in our 2021 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by December 29, 2020. Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at the 2021 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between February 18, 2021 and March 20, 2021. In addition, our stockholders must comply with the other procedural requirements in our Bylaws, including that such stockholders must have continuously beneficially owned at least 1% of our outstanding common stock for a period of one year prior to the date of the submission of the proposal or nomination and continue to be a stockholder of record at the time of the annual meeting, entitled to vote at such meeting and otherwise comply with the requirements in our Bylaws. Any notice delivered by a stockholder in connection with a nomination or proposal must include, among other things, (a) a written consent to the public disclosure of information provided by such persons pursuant to our Bylaws; (b) a description of (i) any agreement with respect to the nomination or proposal between or among such stockholder and associated person(s) and any of their respective affiliates or associates, and (ii) as to each person whom such stockholder or associated person proposes to nominate for election or re-election as a director, a description of any agreement of such person with any other person or entity (other than Glu) with respect to any compensation, reimbursement or indemnification in connection with service or action as a director known to such stockholder or associated person; and (c) a representation that the stockholder has continuously beneficially owned at least 1% of our outstanding common stock for the one-year period before giving such notice, is entitled to vote at such meeting and intends to appear at the meeting to propose such business or nomination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 20, 2020 by:

●	Each Named Executive Officer (defined in “Compensation Discussion and Analysis” below);

●	Each of our directors;

●	All current executive officers and directors as a group; and

●	All persons known to us to beneficially own 5% or more of our common stock.

We calculated the “Percent of Class” based on 151,592,087 shares of common stock outstanding on April 20, 2020. In accordance with SEC regulations, we also included shares subject to equity awards that are currently vested or will become vested by June 19, 2020 (i.e., within 60 days of April 20, 2020). We deem those shares outstanding and beneficially owned by the person holding the award for computing that person’s percentage ownership, but they are not treated as outstanding for computing any other person’s percentage ownership. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares each person beneficially owns, and the address of each person is: c/o Glu Mobile Inc., 875 Howard Street, Suite 100, San Francisco, California 94103.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership	Percent of Class
5% Stockholders
Red River Investment Limited(1)	21,000,000	13.85%
BlackRock Inc.(2)	17,910,794	11.82%
Vanguard Group Inc.(3)	11,486,348	7.58%
Named Executive Officers and Directors
Nick Earl(4)	4,361,623	2.88%
Eric R. Ludwig(5)	2,300,508	1.52%
Chris Akhavan(6)	881,188	*
Becky Ann Hughes(7)	282,656	*
Scott Leichtner(8)	1,032,916	*
Darla Anderson(9)	49,957	*
Eric R. Ball(10)	401,625	*
Greg Brandeau(11)	276,625	*
Niccolo M. de Masi	817,333	*
Ben Feder(12)	—	—
Ann Mather(13)	220,291	*
Hany M. Nada(14)	456,825	*
Benjamin T. Smith, IV(15)	276,625	*
Gabrielle Toledano(16)	166,624	*
All directors and executive officers as a group (14 persons)(17)	11,328,223	7.47%
____________________

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	The information is based solely upon a Schedule 13D/A filed with the SEC on June 4, 2019 by Tencent Holdings Limited (“Tencent”), Red River Investment Limited, a wholly-owned subsidiary of Tencent (“Red River”), and THL E Limited, a wholly-owned subsidiary of Tencent (“THL”). Tencent and Red River have shared voting and dispositive power over 21,000,000 shares. THL does not beneficially own any outstanding shares of Glu. The principal address of Tencent is 29/F Three Pacific Place, No. 1 Queen’s Road East, Wanchai, Hong Kong. The principal address of each of Red River and THL is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The individual officers and directors of each of Tencent, Red River and THL are listed on Appendix A to the Schedule 13D/A.

(2)	The information is based solely upon a Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc. on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G/A. BlackRock Inc. has sole voting power over 17,622,583 shares and sole dispositive power over 17,910,794 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

The information is based solely upon a Schedule 13G/A filed with the SEC on February 12, 2020 by Vanguard Group Inc. (“Vanguard”) on its own behalf and on behalf of its wholly-owned subsidiaries Vanguard Fiduciary Trust Company (“VFTC”) and Vanguard Investments Australia, Ltd. (“VIA”). Vanguard has sole voting power over 240,589 shares, shared voting power over 7,600 shares, sole dispositive power over 11,250,718 shares and shared dispositive power over 235,630 shares. VFTC is the beneficial owner of 228,030 shares and VIA is the beneficial owner of 20,159 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)	Includes 2,907,144 shares subject to options that are exercisable and 926,583 shares subject to PSOs that are exercisable within 60 days of April 20, 2020.

(5)

Includes (a) 187,693 shares held by The Ludwig McKillop Trust, of which Mr. Ludwig and his spouse, Mary Elizabeth McKillop, are the co-trustees, (b) 8,880 shares held by Mr. Ludwig’s minor children, (c) 1,106,533 shares subject to options that are exercisable, and (d) 940,402 shares subject to PSOs that are exercisable within 60 days of April 20, 2020.

(6)	Represents 252,342 shares subject to options that are exercisable and 628,846 shares subject to PSOs that are exercisable within 60 days of April 20, 2020.

(7)

Includes 102,776 shares subject to options that are exercisable, 129,932 shares subject to PSOs that are exercisable and 12,500 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(8)	Includes 619,784 shares subject to options that are exercisable and 201,592 shares subject to PSOs that are exercisable within 60 days of April 20, 2020.

(9)	Includes 28,780 shares subject to options that are exercisable and 14,511 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(10)	Includes 228,780 shares subject to options that are exercisable and 12,845 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(11)	Includes 238,780 shares subject to options that are exercisable and 12,845 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(12)	Mr. Feder was appointed to the Board by a greater than 10% stockholder and we do not provide him with any compensation for his services on the Board or on the Strategy Committee.

(13)	Includes 128,780 shares subject to options that are exercisable and 12,845 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(14)	Includes 228,780 shares subject to options that are exercisable and 12,845 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(15)	Includes 228,780 shares subject to options that are exercisable and 12,845 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(16)	Includes 128,779 shares subject to options that are exercisable and 12,845 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

(17)

Includes 6,200,038 shares subject to options that are exercisable, 2,827,355 shares subject to PSOs that are exercisable and 104,081 shares that will settle pursuant to RSU awards within 60 days of April 20, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our fiscal year 2019 executive compensation program. This CD&A is intended to be read in conjunction with the tables following this section which provide further historical compensation information for the executives identified below. We refer to these individuals collectively as our “Named Executive Officers.”

Name	Position
Nick Earl	President and Chief Executive Officer
Eric R. Ludwig	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Chris Akhavan	Senior Vice President, Business & Corporate Development
Becky Ann Hughes	Senior Vice President, Revenue
Scott J. Leichtner	Vice President, General Counsel and Corporate Secretary

We also refer to Messrs. Earl, Ludwig and Akhavan and Ms. Hughes as our “Eligible Officers” to indicate that they were eligible to receive certain performance-based equity awards in lieu of performance-based cash incentive awards.

Executive Summary

Our executive compensation program is designed to align the interests of the Named Executive Officers and our other executives with our stockholders and to emphasize our pay-for-performance culture by rewarding our executives for strong company performance and financial results. Our executive compensation program is designed to focus and reward executives on performance which the Compensation Committee believes will drive the creation of sustainable long-term value for our stockholders, and our business results directly impact the compensation received by our executives.

2019 Business Highlights

Our corporate performance during 2019 was strong. Highlights of our performance include:

●	Revenues. Our 2019 revenues were a company record of $411.4 million, a 12% increase from the $366.6 million in revenues we generated in 2018.
●	Bookings. Our 2019 bookings were also a company record of $423.3 million, a 10% increase from the $384.6 million in bookings we generated in 2018. This was our third straight year of double-digit year-over-year bookings growth.

●	Growth Games. Revenues from our three growth games, Design Home, Covet Fashion and our Tap Sports Baseball franchise were $322.3 million in 2019, a 22% increase from the $263.8 million in revenues that we generated from these titles in 2018. Bookings from our three growth games were $333.4 million in 2019, a 16% increase from the $286.3 million that we generated from these titles in 2018.

●	GAAP Profitability. We generated GAAP net income of $8.9 million, a major milestone for our company.

2019 Compensation Highlights

Because of our strong pay for performance culture, and our focus on incentivizing and achieving results which will drive sustainable long-term value creation for our stockholders, we set very high performance goals for our executive compensation program. Therefore, despite the fact that 2019 was a record year for us in terms of revenues, bookings, and profitability, we did not achieve the performance goals established by the Compensation Committee, resulting in no payouts under any of our 2019 performance-based programs for executives.

We took the following actions related to 2019 executive compensation:

●	Selective Increases to Base Salaries: We did not increase base salaries for any of our named executive officers during 2019, other than for Becky Ann Hughes effective upon her promotion from Vice President, General Manager Glu Play to Senior Vice President, Revenue in December 2019.

●	No Annual Incentive Payouts: We did not achieve the Adjusted EBITDA and bookings targets established by the Compensation Committee and, as a result, our Named Executive Officers did not receive annual incentive payouts for 2019 performance.

●	Long-term Incentive Program:
--	No vesting of the first tranche of 2018 performance awards: We did not meet the Adjusted EBITDA threshold or the bookings goals that the Compensation Committee established in October 2018 for 2019 performance and therefore the first tranche of the performance awards issued in 2018 did not vest.

--	Vesting at 77.7% of the second tranche of 2017 performance awards: We met the Adjusted EBITDA threshold and generated bookings between target and maximum with respect to the targets that the Compensation Committee established in October 2017 for 2019 performance and therefore the second tranche of the performance awards issued in 2017 vested at 77.7%.

Components of Pay

	Performance		Performance Measured/Rewarded
Element	Period	Objective	for 2019
Base Salary	Annual	Recognizes an individual’s role and responsibilities and serves as an important retention vehicle	●Reviewed annually and set based on market competitiveness, individual performance and internal equity considerations
Annual Incentive Opportunity	Annual	Motivates executives to achieve our annual financial plan and strategic goals. For our Eligible Officers, annual incentive opportunities are delivered in performance-based equity to further align annual performance achievements with the creation of sustainable long-term value for stockholders. Mr. Leichtner’s annual incentive opportunity is in cash.	●Bookings ●Adjusted EBITDA
Time-based RSUs	Long-Term	Supports the achievement of strong share price growth.	●Vesting 25% on the first Glu quarterly vesting date following the first anniversary of grant, and 6.25% quarterly thereafter
PSUs	Long-Term	Aligns the interests of management and stockholders and serves an important retention vehicle	●Adjusted EBITDA achievement and bookings thresholds over a three-year period

Target Pay Mix

To help retain and motivate our Named Executive Officers, our Compensation Committee aims to offer compensation competitive to our peers and industry through a mix of cash (base salaries and an annual performance-based bonus for Mr. Leichtner) and long-term incentives (annual performance-based equity awards for our Eligible Officers and long-term performance-based and time-based equity awards for all of our Named Executive Officers).

The Compensation Committee does not have any formal policies for allocating total compensation among the various components; instead, the committee uses its judgment, in consultation with Radford, to establish an appropriate balance of short-term and long-term compensation for each Named Executive Officer. The balance may change from year to year based on corporate strategy and objectives, among other considerations, but the majority of each executive’s potential total compensation is based solely on the achievement of aggressive performance goals.

Governance of Our Pay Program

The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:

What We Do
✓Pay-for-performance philosophy and culture
✓Consider the views of our stockholders when designing our program
✓Periodically engage with stockholders
✓Majority of potential compensation is performance-based and not guaranteed
✓Responsible use of shares under our long-term incentive program
✓Compensation Committee comprised solely of independent directors
✓Engage an independent compensation consultant
✓Review compensation philosophy and strategy annually
✓Clawbacks
✓Annual say-on-pay vote
✓Stock ownership guidelines for CEO and non-employee board members

What We Don’t Do
✕No hedging of Glu stock
✕No pledging of Glu stock without approval
✕No change in control excise tax gross-ups
✕No backdating or repricing of stock option awards
✕No perquisites
✕No special health or welfare benefits
✕No pension or nonqualified deferred compensation

2019 Say on Pay Results and Consideration of Stockholder Support

At our 2019 Annual Meeting of Stockholders, we conducted a stockholder advisory vote, or say-on-pay vote, on the compensation of the Named Executive Officers. At that meeting, our stockholders approved the compensation of our Named Executive Officers, as disclosed in our 2019 annual proxy statement, with approximately 95.92% of the votes cast in favor of the proposal.

Our Compensation Committee noted the support of our stockholders in the 2019 say-on-pay vote and considered this result in their decision-making regarding our executive compensation. Given that the 2019 say-on-pay vote reflected strong support for our compensation practices, and that we did not receive any stockholder feedback requiring compensation changes during 2019, we have maintained our existing focus on performance-based compensation. We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as one element in the process, when making compensation decisions for our executive officers.

Compensation Philosophy and Objectives

The Compensation Committee has established a compensation program for executive officers designed to

●	Attract individuals with the skills necessary for us to achieve our performance objectives;
●	Motivate and reward those individuals fairly over time; and
●	Retain those individuals who continue to perform at or above the levels that we expect.

Our compensation program for executive officers is also designed to reinforce a sense of ownership, urgency, innovation and overall entrepreneurial spirit and to link rewards to measurable corporate and, where appropriate, individual performance.

We provide competitive pay opportunities. We reward the achievement of specific financial and strategic goals which we believe will drive the creation of sustainable long-term value for our stockholders. We use performance-based equity and multi-year goals to ensure that performance is sustained over a longer time horizon.

Process for Setting Executive Compensation

Role of the Compensation Committee

The Compensation Committee acts on behalf of the Board to oversee the compensation policies and practices applicable to all our employees, including the administration of our equity plans. Our Compensation Committee annually assesses the performance of our Chief Executive Officer, other executives and members of our senior leadership, and, based in part on the recommendations from our Chief Executive Officer (other than with respect to his own compensation), approves the compensation of these executives.

The Compensation Committee works within the framework of a pay-for-performance philosophy to determine each component of an executive officer’s compensation package based on numerous factors, including:

●	the individual’s particular background and circumstances, including training and prior relevant work experience;
●	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that the Compensation Committee reviews;
●	the demand for personnel with the individual’s specific expertise and experience at the time of hire or review;
●	performance goals and other expectations for the position, where appropriate;
●	comparison to other executives within our company having similar levels of expertise and experience; and
●	compensation data of peer companies for similar positions.

The Compensation Committee performs a strategic review of our executive officers’ compensation levels to determine whether they provide adequate incentives and motivation and whether they are appropriately aligned with the competitive talent market. Historically, in making compensation decisions, the Compensation Committee has given significant weight to, among other things, our financial performance relative to our operating plan approved by the Board.

Role of the Compensation Consultant

The Compensation Committee’s charter provides that the committee has the authority to retain experts and advisors of its choice to assist the committee in performing its functions. In 2019, the Compensation Committee relied upon the advice and expertise of Radford. The Compensation Committee selected Radford based on its expertise in executive compensation, particularly with respect to compensation practices of technology companies in the San Francisco Bay Area. Radford provided the following services to the committee in 2019:

●	reviewed and provided recommendations regarding the composition of our peer group, and provided compensation data relating to executives at the selected peer group companies;
●	conducted a comprehensive review of the total compensation arrangements for our Named Executive Officers and other members of senior leadership and provided advice on our compensation of these individuals;

●	conducted a comprehensive review of compensation paid to the members of our Board and its committees, and provided advice on our director compensation program;
●	provided research and recommendations relating to the short- and long-term incentive plans applicable to our Named Executive Officers, other executive officers and members of our senior leadership;
●	assisted the Compensation Committee in a comprehensive review of our equity strategy, our request for stockholder approval of an increase to the aggregate number of shares of common stock authorized for issuances under our 2007 Equity Incentive Plan and related stockholder outreach;

●	updated the Compensation Committee on emerging trends/best practices in the area of executive and Board compensation;
●	participated in Compensation Committee meetings, as requested, and provided ad hoc advice and support;
●	assisted with our disclosure in this Compensation Discussion and Analysis; and
●	assisted with Proposal No. 2 below, which is the proposal to amend our 2007 Equity Incentive Plan, to, among other things, increase the aggregate number of shares of common stock authorized for issuances under the plan by 7,000,000 shares.

In selecting Radford, the Compensation Committee reviewed Radford’s independence as required under SEC and Nasdaq rules. Based on this assessment, the Compensation Committee does not believe the retention of, and the work performed by, Radford creates any conflict of interest.

Role of Executive Officers in Compensation Decisions

To aid the Compensation Committee in its responsibilities, Messrs. Earl and Ludwig provide the Compensation Committee with recommendations relating to the performance and achievements for each of the Named Executive Officers. The committee typically evaluates, discusses and modifies or approves these recommendations. The Compensation Committee does not consult with any other executive officer with regard to its decisions. No executive officer is involved in the deliberations or decisions regarding his or her own pay.

Use of Competitive Market Data

When considering executive compensation decisions, the Compensation Committee believes it is important to be informed as to current compensation practices of comparable publicly held companies, especially to understand the demand and competitiveness for attracting and retaining an individual with each Named Executive Officer’s specific expertise and experience.

Radford has historically provided the Compensation Committee competitive market data using the most recently approved peer group as well as with information from select cuts of the Radford Global Technology Survey. Data from the Radford survey was filtered to reflect companies having similar industry and financial profiles as the companies included in our peer group. The committee uses the data as a reference point when making pay determinations, but does not benchmark pay to a specific level or percentile of the market.

Our executive compensation is typically established annually during the fourth quarter of each fiscal year. Compensation decisions on annual and long-term equity incentives for our executives, including the magnitude of equity awards and the levels of cash compensation for the upcoming fiscal year, have historically been finalized at an October meeting of the Compensation Committee. As described in more detail below, compensation data from a peer group established and approved in September 2018 was relied upon by the Compensation Committee to finalize cash compensation for the 2019 fiscal year, while the peer group identified in July 2019 and the related competitive assessment was relied upon by the Compensation Committee to finalize the executive equity awards granted in December 2019.

In addition to reviewing the market data contained in the Radford’s reports, the Compensation Committee also considered a number of additional factors in making executive compensation decisions, including our overall performance, each executive officer’s individual performance, the scope of responsibility of each executive officer, and the then-current compensation and equity holdings of each executive officer.

Determination of 2018 Peer Group

In September 2018, the Compensation Committee, with input from Radford, reviewed the peer group that was used in 2017 and approved changes to better reflect our then-current market capitalization and revenues. The peer group selection criteria for purposes of determining our 2018 peer group, which was used in guiding compensation decisions made in October 2018 for fiscal 2019, targeted companies with the following characteristics:

●	in the gaming as well as internet and application software and services sectors;

●	headquartered in the San Francisco Bay Area, as well as other high technology centers;

●	annual revenue between approximately $155 million and $800 million (Glu’s revenue for the prior four quarters at the time the peer group was determined was approximately $333 million); and

●	market capitalization of between approximately $300 million and $3.6 billion (Glu’s market capitalization at the time the peer group was determined was approximately $894 million).

Based on the criteria above, the Compensation Committee approved the below peer companies in September 2018, which were used in guiding compensation decisions made in October 2018. Compared to the 2017 peer group, BazaarVoice and Silver Spring Networks were excluded due to acquisition and Telenav because it no longer fit the revenue or market capitalization criteria. Zynga fell outside of the target revenue range, but the committee believed it was appropriate to include Zynga in the group of peer companies due to it being the most similar company to Glu in terms of it being a developer and publisher of mobile games located in San Francisco and thus a primary competitor for executive talent. Companies listed in bold were also included in the 2017 peer group.

●A10 Networks ●Blucora ●Carbonite ●Care.com	●Lending Tree ●LivePerson ●MobileIron ●Monotype Imaging	●PROS Holdings ●QAD ●QuinStreet ●Quotient Technology	●Rapid7 ●Shutterstock ●TrueCar ●XO Group ●Zynga

Determination of 2019 Peer Group

In July 2019, the Compensation Committee, with input from Radford, reviewed the peer group that was used during the first half of 2019 and approved changes to better reflect our then-current market capitalization and revenues. The peer group selection criteria for purposes of determining our 2019 peer group, which was used in guiding compensation decisions made in December 2019 for fiscal 2020, targeted companies with the following characteristics:

●	in the gaming as well as internet and application software and services sectors;

●	headquartered in the San Francisco Bay Area, as well as other high technology centers;

●	annual revenue between approximately $200 million and $1.2 billion (Glu’s revenue for the prior four quarters at the time the peer group was determined was approximately $381 million); and

●	market capitalization of between approximately $400 million and $4 billion (Glu’s trailing six-month average market capitalization at the time the peer group was determined was approximately $1.3 billion).

Based on the criteria above, the Compensation Committee approved the below peer companies in July 2019, which were used in guiding compensation decisions made in December 2019. Compared to the 2018 peer group, XO Group was excluded due to the company having been acquired and Box, Chegg and Eventbrite were added because they fit the peer group selection criteria. As in 2018, Zynga fell outside of the target revenue range, but the committee believed it was appropriate to include Zynga in the group of peer companies for the same reasons noted above. In addition, the committee elected to retain in the peer group Care.com, Lending Tree and MobileIron even though they did not meet one of the criteria (Care.com and MobileIron were slightly below the revenue range and Lending Tree was slightly above the market capitalization range) in order to maintain year-over-year consistency. Companies listed in bold were included in the 2018 peer group.

●A10 Networks ●Blucora ●Box ●Carbonite ●Care.com	●Chegg ●Eventbrite ●Lending Tree ●LivePerson ●MobileIron	●Monotype Imaging Holdings ●PROS Holdings ●QAD ●QuinStreet	●Quotient Technology ●Rapid7 ●Shutterstock ●TrueCar ●Zynga

2019 Elements of Compensation

Base Salary

Base salaries provide fixed compensation to executive officers for performing their ongoing responsibilities. The Compensation Committee generally fixes executive officer base salaries at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and a level of contribution that is in-line with and in furtherance of our overall business goals.

The Compensation Committee reviews executive salaries annually, typically in the fourth quarter, and adjusts them as appropriate. Such adjustments are based on factors that may include promotions, the assumption of increased responsibilities or to address competitive pressure or retention issues, should they arise.

The table below sets forth the annual base salaries for each of the Named Executive Officers as of December 31, 2018 and 2019.

	2018 Salary
Component	($)	2019 Salary ($)		% Increase
Nick Earl	475,000	475,000		0%
Eric R. Ludwig	375,000	375,000		0%
Chris Akhavan	400,000	400,000		0%
Becky Ann Hughes	300,000	360,000	(1)	20%
Scott J. Leichtner	345,000	345,000		0%
____________________

(1)	On December 17, 2019, Ms. Hughes was promoted from Vice President and General Manager of Glu Play to Senior Vice President, Revenue. The increase in her salary reflects the additional responsibilities that she assumed and is effective on that date.

Annual Incentives Opportunity for 2019: PSOs for Messrs. Earl, Ludwig and Akhavan, Cash for Mr. Leichtner and a Mix of PSUs and Cash for Ms. Hughes

Consistent with the prior year, the Compensation Committee determined that for 2019 it would not provide Messrs. Earl, Ludwig and Akhavan with a cash-based annual bonus plan, but instead would provide them with the opportunity to earn an equivalent value of PSOs (the “2019 Annual PSOs”) to the extent that Glu achieved certain bookings and Adjusted EBITDA (defined as non-GAAP operating income excluding depreciation and royalty impairments) targets during 2019 (the “2019 Targets”). In addition, the committee elected to award Ms. Hughes PSUs that were also based on the 2019 Targets in lieu of 50% of her bonus opportunity; Ms. Hughes participated in a cash bonus plan with respect to the remaining 50% of her bonus opportunity as discussed below. At the time the Compensation Committee made its determination, Ms. Hughes was Vice President and General Manager of our Glu Play game development studio and not yet an executive officer. Due to constraints on the number of shares available for issuance under our 2007 Equity Incentive Plan, the committee decided that Ms. Hughes, together with our other creative leaders and certain other members of Glu’s leadership team, would receive 50% of their bonus in PSUs rather than PSOs and the remainder in cash.

The 2019 Annual PSOs and Ms. Hughes’ PSUs were issued in October 2018 and, to the extent earned based on fiscal 2019 performance, would have vested in February 2020, which aligned with the payment date for cash bonuses to our other employees.

For 2019, the Compensation Committee selected bookings and Adjusted EBITDA as the performance metrics for the annual incentive program because it believed that these measures would best reflect whether we had achieved financial performance that would lead to company success. The committee believed that significantly increasing bookings from the prior year would be the best way to increase stockholder value, but that we needed to achieve that growth while generating meaningful positive Adjusted EBITDA for the year.

Consistent with prior years, the committee decided to use bookings rather than revenue because GAAP accounting rules require that we recognize our in-app purchase revenue over four to eight months, depending on the game, and defer such amounts into future periods, and the committee believed that bookings would be a better indicator of our success during 2019. The committee decided to use Adjusted EBITDA, rather than GAAP profit/(loss), because GAAP accounting rules require that we take into account non-cash expenses, such as stock-based compensation, and certain other expenses that are not reflective of Glu’s core business and operating results during 2019.

The committee determined the maximum number of 2019 Annual PSOs or PSUs, as applicable, that each Eligible Officer could potentially earn by calculating the maximum cash bonus that each of the Eligible Officers could have otherwise received in 2019 (50% of the maximum with respect to Ms. Hughes), based on the historical maximum bonus percentages and annual base salaries for each of the Eligible Officers, and then converting such maximum bonus value into a maximum number of 2019 Annual PSOs or PSUs, as applicable, using a conversion ratio that took into account Glu’s stock price on the date the Compensation Committee approved the 2019 Annual PSOs and PSUs and, in the case of the 2019 Annual PSOs, the Black-Scholes value of the 2019 Annual PSOs. See the table below for more information regarding these grants.

			Base Salary for			Target Bonus	Maximum Bonus
			Determining # of			Value Converted	Value Converted	Actual Earned
Named Executive	Target Bonus	Maximum Bonus	2019 Annual	2019 Target	2019 Maximum	into 2019 Annual	into 2019 Annual	2019 Annual
Officer	Percentage	Percentage	PSOs/PSUs	Bonus Value	Bonus Value	PSOs/PSUs(1)	PSOs/PSUs(1)	PSOs/PSUs(1)
Nick Earl	100%	200%	$475,000	$475,000	$950,000	150,709	301,418	0
Eric Ludwig	100%	200%	$375,000	$375,000	$750,000	118,981	237,962	0
Chris Akhavan	100%	200%	$400,000	$400,000	$800,000	126,913	253,826	0
Becky Ann Hughes	75%	150%	$300,000	$225,000	$450,000 (2)	16,705	33,410	0

(1)	Messrs. Earl, Ludwig and Akhavan received their annual incentive opportunity in form of PSOs awards and Ms. Hughes in form of PSU awards.

(2)	50% of Ms. Hughes’ 2019 Maximum Bonus Value was converted into PSUs.

Given constraints in the number of shares available for issuance under Glu’s 2007 Equity Incentive Plan, the Compensation Committee decided that Mr. Leichtner, together with Glu’s other corporate vice presidents, would not receive a 2019 Annual PSO or a PSU but would instead be eligible for a cash-based bonus for 2019 performance, which bonus would be determined based on the achievement of the same 2019 Targets. In addition, as discussed above, Ms. Hughes participated in a similar cash bonus plan with respect to the remaining 50% of her bonus opportunity.

	2019 Target	2019 Maximum	2019 Target Cash	2019 Maximum Cash	2019 Actual Earned Cash
Named Executive Officer	Bonus Percentage	Bonus Percentage	Bonus	Bonus	Bonus
Becky Ann Hughes	75%	150%	$225,000	$225,000 (1)	$0
Scott Leichtner	50%	100%	$172,500	$345,000	$0

(1)	Ms. Hughes’ maximum bonus opportunity was $450,000, of which $225,000 was in cash and 50% was converted into PSUs.

The Compensation Committee, at its October 25, 2018 meeting, established the following bookings-based 2019 Targets, provided that we generated at least a minimum Adjusted EBITDA threshold of $60 million:

Performance Metric	Threshold (MMs)	Target (MMs)	Maximum (MMs)
Bookings	$426	$444	$462

Each of these bookings targets represented a significant increase over our 2018 bookings results of $384.6 million and the Adjusted EBITDA threshold of $60 million reflected a significant increase from our 2018 Adjusted EBITDA of $42 million. In 2019, we did not meet the Adjusted EBITDA threshold or the bookings threshold, as we generated $42 million of Adjusted EBITDA and $423 million of bookings. As a result, no 2019 Named Executive Officer received any annual incentive-based compensation for 2019 performance. As a result, all 2019 Annual PSOs and Ms. Hughes’ PSUs were forfeited and neither Mr. Leichtner nor Ms. Hughes received a cash bonus.

Annual Incentives Opportunity for 2020: PSUs for the Eligible Officers and Cash for Mr. Leichtner

Consistent with the prior years, the Compensation Committee determined that for 2020 it would not provide the Eligible Officers with a cash-based bonus plan, but instead would provide them with the opportunity to earn an equivalent value of performance-based equity, in this case PSUs (the “2020 Annual PSUs”), to the extent that Glu achieves certain bookings and Adjusted EBITDA (again defined as non-GAAP operating income excluding depreciation/amortization and royalty impairments) targets during 2020 (the “2020 Targets”). The committee selected PSUs instead of PSOs to better align with market practice and to conserve shares in our equity plan. Additionally, the committee determined that it was the performance goals of the program, rather than the vehicle used to deliver the award, which served as the primary factor when considering whether or not the awards created a strong incentive to achieve objectives aligned with driving sustainable long-term value.

The Compensation Committee determined the maximum number of 2020 Annual PSUs that the Eligible Officers can potentially earn by calculating the maximum cash bonus that each of these Eligible Officers could have otherwise received in 2020, based on the historical maximum bonus percentages and annual base salaries for each Eligible Officer and then converting such maximum bonus value into a maximum number of 2020 Annual PSUs using a conversion ratio that took into account both Glu’s 90 day average stock price from September 14, 2019 to December 13, 2019, as illustrated in the table below.

				Base Salary			Target	Maximum
				for			Bonus Value	Bonus Value
		2020	2020	Determining			Converted	Converted
Named	2020 Threshold	Target	Maximum	#		2020	into 2020	into 2020
Executive	Bonus	Bonus	Bonus	of 2020	2020 Target	Maximum	Annual	Annual
Officer	Percentage	Percentage	Percentage	Annual PSUs	Bonus Value	Bonus Value	PSUs	PSUs
Nick Earl	30%	100%	200%	$475,000	$475,000	$950,000	85,500	171,000
Eric Ludwig	30%	100%	200%	$375,000	$375,000	$750,000	67,500	135,000
Chris Akhavan	24.3%	81% (1)	162% (1)	$400,000	$324,000	$648,000 (1)	58,500	117,000
Becky Ann Hughes	27%	90% (1)	180% (1)	$360,000	$324,000	$648,000	58,500	117,000
____________________

(1)

In December 2019, we restructured our Revenue team, with Mr. Akahvan moving from Chief Revenue Officer to Senior Vice President, Business & Corporate Development and Ms. Hughes assuming oversight of the Revenue team as Senior Vice President, Revenue. In connection with Ms. Hughes’ promotion, the Compensation Committee increased Ms. Hughes’ target and maximum bonus percentages from 75% and 150% to 90% and 180%, respectively. The committee, however, did not increase her bonus percentages to the 100% and 200% levels that Mr. Akhavan had received as Chief Revenue Officer due to the fact that Ms. Hughes was new in the role and because she did not assume all of Mr. Akhavan’s previous duties since our Advertising team remained under Mr. Akhavan’s supervision. The committee determined to reduce Mr. Akhavan’s target and maximum bonus percentages from 100% and 200% to 81% and 162%, respectively, which had the impact of reducing his maximum bonus value by $152,000 from $800,000 to $648,000. The committee reallocated this amount by increasing the value of Mr. Akhavan’s annual refresh grants by $152,000, as discussed below. The committee determined to reduce Mr. Akhavan’s maximum bonus value to match that of Ms. Hughes given his new role and the reduction of his organization, with the opportunity to recoup the decrease via a larger long-term incentive grant if he excelled in this new position.

Given constraints in the number of shares available for issuance under Glu’s 2007 Equity Incentive Plan, the Compensation Committee again decided that Mr. Leichtner, together with Glu’s other corporate vice presidents, would not receive 2020 Annual PSUs but would instead be eligible for a cash-based bonus for 2020 performance, which bonus would be determined based on the achievement of the same 2020 Targets.

	2020 Threshold Bonus	2020 Target	2020 Maximum	2020 Target Cash	2020 Maximum Cash
Named Executive Officer	Percentage	Bonus Percentage	Bonus Percentage	Bonus	Bonus
Scott Leichtner	15%	50%	100%	$172,500	$345,000

The Eligible Officers will only earn the maximum amount of 2020 Annual PSUs, and Mr. Leichtner will only earn the maximum cash bonus, if Glu both (1) achieves a minimum Adjusted EBITDA threshold for 2020 (the “Adjusted EBITDA Threshold”) and (2) generates bookings for 2020 that equal or exceed a specified maximum level of performance (the “Maximum Bookings Goal”). If Glu does not achieve the Maximum Bookings Goal, the Eligible Officers can earn (1) 15% of the maximum amount of 2020 Annual PSUs or, for Mr. Leichtner, 15% of the maximum bonus, if Glu achieves the Adjusted EBITDA Threshold in 2020 and generates 2020 bookings that are approximately 12% below the Maximum Bookings Goal (the “Minimum Bookings Goal”) and (2) 50% of the maximum amount of 2020 Annual PSUs or, for Mr. Leichtner, 50% of the maximum bonus, if Glu achieves the Adjusted EBITDA Threshold in 2020 and generates 2020 bookings that are approximately 4% below the Maximum Bookings Goal (the “Target Bookings Goal”). If Glu does not achieve the Adjusted EBITDA Threshold or the Minimum Bookings Goal, no 2020 Annual PSUs or, for Mr. Leichtner, no cash bonus will be earned. To the extent that Glu achieves the Adjusted EBITDA Threshold in 2020 and generates bookings between the Minimum Bookings Goal and the Maximum Bookings Goal, the number of 2020 Annual PSUs earned or, for Mr. Leichtner, the amount of the cash bonus, will be calculated on a linear basis. Each of the Maximum Bookings Goal and the Target Bookings Goal represents a significant increase over our 2019 actual bookings.

The table below illustrates the number of 2020 Annual PSUs that each of the Eligible Officers could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2020:

	2020 Annual PSUs Earned if Glu	2020 Annual PSUs Earned if	2020Annual PSUs Earned if	2020 Annual PSUs Earned if Glu
	Achieves Adjusted EBITDA	Glu Achieves Adjusted	Glu Achieves Adjusted	Fails to Achieve Adjusted
	Threshold and Maximum	EBITDA Threshold and Target	EBITDA Threshold and	EBITDA Threshold or
Named Executive Officer	Bookings Goal	Bookings Goal	Minimum Bookings Goal	Minimum Bookings Goal
Nick Earl	171,000	85,500	25,650	0
Eric Ludwig	135,000	67,500	20,250	0
Chris Akhavan	117,000	58,500	17,550	0
Becky Ann Hughes	117,000	58,500	17,550	0

The 2020 Annual PSUs were granted on December 17, 2019. Glu will determine its 2020 Adjusted EBITDA and 2020 bookings in early 2021, and to the extent that the Eligible Officers earn any 2020 Annual PSUs, or Mr. Leichtner earns any cash bonus, based on Glu’s 2020 bookings and 2020 Adjusted EBITDA, such 2020 Annual PSUs will fully vest, and for Mr. Leichtner, such cash bonus will be paid, in February 2021 (consistent with the timing of when Glu historically paid cash bonuses to executive officers).

Long-Term Incentives

Philosophy Regarding Equity Grants

We use equity awards to reward long-term performance, with strong corporate performance and extended executive officer tenure producing potentially significant value for each executive officer.

In December 2019, to emphasize our pay-for-performance culture, more conservatively manage our equity burn utilization rate, and better align with market practice, the Compensation Committee revised our equity grant program for our Named Executive Officers as follows:

(1)

50% PSUs with multi-year performance vesting goals tied to our Adjusted EBITDA and bookings for our Eligible Officers; and 25% PSUs with multi-year performance vesting goals tied to our Adjusted EBITDA and bookings for Mr. Leichtner; and

(2)	50% time-based RSUs with a four-year vesting for our Eligible Officers; and 75% time-based RSUs with a four-year vesting for Mr. Leichtner.

The Compensation Committee selected Adjusted EBITDA and bookings as the appropriate metrics given the importance of these factors on driving sustainable long-term stockholder value creation. The committee believes that Glu’s executive compensation program aligns the interests of our executive officers with Glu’s stockholders and is consistent with Glu’s strategic goals of realizing significant bookings and Adjusted EBITDA growth in 2020 and beyond.

The size of executive equity awards is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for significant compensation if we achieve the applicable performance goals and our stock price appreciates. The amounts are also based upon market data presented by the applicable Compensation Committee Consultant, the individual’s position with us and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors varies from individual to individual at the committee’s discretion.

2019 Long-Term Equity Grants

In December 2019, the Compensation Committee determined the value of each Named Executive Officer’s annual long-term equity awards by considering market data provided by Radford (including the compensation of similarly situated executives at Glu’s peer companies), past performance and future potential performance of each executive, as well as each Named Executive Officer’s current equity holdings.

The Compensation Committee determined to award 66.67% of the value of each of Messrs. Earl’s, Ludwig’s and Akhavan’s annual equity award in PSUs and 33.3% of the value of Mr. Leichtner’s annual equity award in PSUs; these Executive Officers received the balance of their annual refresh equity awards in the form of time vesting RSUs. The table below sets forth for each Named Executive Officer the value of his or her annual refresh equity awards and the number of PSU and time vesting RSUs received:

			Maximum PSUs (#)
			if Maximum
			Bookings Goal is
Executive	Equity Value ($)	RSUs (#)	met
Nick Earl	4,100,000	369,099	553,649
Eric Ludwig	2,300,000	207,056	310,584
Chris Akhavan	902,000	81,202	121,803
Becky Ann Hughes	925,000	83,272	124,908
Scott Leichtner	550,000	74,270	37,136

Each PSU is earned based upon achievement of rigorous multi-year (2020, 2021 and 2022) bookings and Adjusted EBITDA performance targets that are aligned with the long-term strategy approved by the Board, with one-third of the maximum shares subject to the PSUs earnable in each of those years. Executives are able to earn between 20% and 100% of the maximum PSUs specified in the table above depending upon performance.

Each Named Executive Officer will earn the maximum amount of PSUs for a given year if Glu

-	Achieves the Adjusted EBITDA threshold for the respective year; and

-	Generates bookings for such year that equal or exceed the Maximum Bookings Goal for such year.

The Adjusted EBITDA and the Maximum Bookings Goals increase in each year of the three-year performance period. Each of the Maximum Bookings Goal and Target Bookings Goal for 2020 represents a significant increase over our 2019 bookings, with the thresholds and goals for 2021 and 2022 increasing approximately 20% from the prior year’s thresholds.

	Adjusted	Payout as % of Maximum for Bookings Performance
	EBITA
	threshold	Below
Performance Metric	achieved?	Threshold	Threshold	Target	Maximum
Bookings	Yes	0%	20%	66.67%	100%
Bookings	No	0%	0%	0%	0%

To the extent that Glu achieves the Adjusted EBITDA threshold for a given year and generates bookings between two of the goals, the number of PSUs earned by the Named Executive Officer for such year will be calculated on a linear basis.

If Glu does not achieve an Adjusted EBITDA threshold or bookings goals in any year, and less than the full amount of shares are earned for such year, the Eligible Officer cannot recapture those shares through overachievement of the maximum Adjusted EBITDA thresholds and bookings goals in subsequent years.

The table below illustrates the number of PSUs that each Named Executive Officers could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2020, 2021 and 2022:

				Target PSUs Eligible to be
Named			Maximum	Earned for Performance During:
Executive	Threshold	Target PSUs	Total PSUs
Officer	PSUs Earnable	Earnable	Earnable	FY20	FY21	FY22
Nick Earl	110,730	369,099	553,649	123,033	123,033	123,033
Eric Ludwig	62,117	207,056	310,584	69,018	69,019	69,019
Chris Akhavan	24,361	81,202	121,803	27,067	27,067	27,068
Becky Ann Hughes	24,982	83,272	124,908	27,757	27,757	27,758
Scott Leichtner	7,427	24,757	37,136	8,252	8,252	8,253

Each of the PSUs and time vesting RSUs were granted on December 17, 2019. Glu will determine its EBITDA and bookings for each of 2020, 2021 and 2022 early in 2021, 2022 and 2023, respectively, and to the extent that the Named Executive Officers earn any PSUs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2021, 2022 and 2023, respectively. The time vesting RSUs vest over four years, with 25% of the total number of shares subject to the RSUs vesting on December 17, 2020, with 4.166% of the underlying shares vesting on February 15, 2021, an additional 6.25% of the underlying shares vesting in each of the following 11 quarters on the same day of each third month, and with the final 2.0833% of the underlying shares vesting on February 15, 2024; provided, however, that if any portion of the RSU vests on a date that is a non-trading day on The Nasdaq Stock Market, then the RSU will vest on the next trading day.

The committee believed that the annual refresh awards to the Named Executive Officers were merited based on the past successes of these executives and that these awards will help to ensure that these executives are properly incented to remain with us and focus on achieving our long-term strategic goals and creating stockholder value. The committee determined that the size and mix of their equity awards appropriately balanced both retention and motivational objectives of executive pay.

Achievement of Prior Long-Term Equity Grants

In October 2017 and 2018, we made awards of PSOs and PSUs to our executives which are earned based on the achievement of Adjusted EBITDA and bookings performance targets over three years, including 2019. The table below specifies the performance targets for the 2017 and 2018 PSOs and PSUs and the degree to which we achieved these performance targets based on 2019 performance:

	% of Tranche	Performance Metrics
	Earned for	Adjusted
	2019	EBITDA	Threshold	Target	Maximum
Award	Performance	Threshold	Bookings	Bookings	Bookings
2017 PSOs and PSUs	77.7%	$40M	$390M	$415M	$440M
2018 PSOs and PSUs	0%	$60M	$426M	$444M	$462M

In 2020, the third tranche of the 2017 and the second tranche of the 2018 long-term incentive equity grants require achievement of significant bookings and Adjusted EBITDA growth to be earned.

Additional Compensation Plans and Policies

Severance and Change of Control Payments

Messrs. Earl, Ludwig, Akhavan and Leichtner each have an agreement with us that provides for payments and benefits if the individual is terminated under certain circumstances within 12 months following a change of control of Glu (a “double trigger” termination). In addition, Mr. Earl’s employment agreement provides for payments and benefits if he is terminated under certain circumstances in the absence of our change of control. For a description of these agreements and quantification of these severance and change of control benefits, please see the discussion under “Payments Upon Termination or Change in Control” below. Other than as set forth in these agreements, no executive officer is entitled upon termination to either equity vesting acceleration or cash severance payments.

The Compensation Committee decided to provide these arrangements to mitigate some of the risk that exists for executives working in a small public company, an environment where there is a meaningful likelihood that we may be acquired. These arrangements are also intended to mitigate a potential disincentive for executives to consider and execute on an acquisition where the acquirer may not require the services of these executives following the acquisition.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our employee stock purchase plan and 401(k) plan, in each case on the same basis as other employees. There were no special benefits or perquisites provided to any Named Executive Officer in 2019.

Clawback Policy (Recovery of Incentive Compensation Policy)

Since 2017, we have maintained an executive compensation recovery policy that permits us to seek recovery of some or all of incentive compensation paid or awarded to executive officers, our Vice President of Accounting and our corporate controller in the event of the restatement by Glu of any financial results required to be reported under the U.S. federal securities laws after January 1, 2018 because one or more executive officers, our Vice President of Accounting and/or our corporate controller engaged in fraud or intentional misconduct. In such cases, the Compensation Committee may review all incentive-based cash compensation and equity compensation paid, granted or for which our executive officers, our Vice President of Accounting and our corporate controller are eligible on or after January 1, 2018 (“Incentive Compensation”) on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and in the best interests of stockholders, instruct Glu to seek to recover or cancel such Incentive Compensation from our executive officers, our Vice President of Accounting and our corporate controller to the extent that performance goals would not have been met under such restated financial result. In addition, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.

Chief Executive Officer Stock Ownership Guidelines

In January 2020, our Board adopted stock ownership guidelines for our Chief Executive Officer in order to better align the long-term interests of our Chief Executive Officer with our stockholders. Under these stock ownership guidelines, our Chief Executive Officer is required to hold at least five times his annual cash salary in our common stock. In determining the value of his stock ownership, shares and vested, in-the money unexercised stock options are counted. Mr. Earl is required to comply with these stock ownership guidelines by January 30, 2025. Compliance with these stock ownership guidelines is measured once per year based on Mr. Earl’s year-end holdings and our 30-day average stock price. As of January 30, 2020, Mr. Earl was in compliance with these guidelines.

Equity Granting Policy

Equity awards are typically either granted at regularly scheduled Stock Option Administration Committee meetings or via unanimous written consent, with the effective date of such grant being the second Tuesday of each month. The primary exceptions are for new hire or promotion equity grants that require Compensation Committee approval, which grants are generally approved on the second Tuesday of each month following the date the individual is hired or promoted, or for new hire awards made to individuals in connection with an acquisition. The Stock Option Administration Committee does not have discretion to set other grant dates for awards made pursuant to its delegated authority. Our annual equity awards for our executive officers are generally made at the Compensation Committee meeting held during our fourth quarter, at which the Compensation Committee reviews executive compensation for the upcoming year.

Other than as described in the section of this proxy statement titled “Director Compensation,” we do not have any program, plan or obligation that requires us to grant new equity compensation on specified dates.

The exercise price of a newly granted option is the closing price of our common stock on the date the option is granted.

Tax and Accounting Treatment of Compensation

In designing our compensation programs, the Compensation Committee considers the financial accounting and tax consequences to us, as well as the tax consequences to our employees. We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each equity compensation award over the service period of the award and in case of performance awards, if the performance is likely to be achieved. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Management considers the FASB ASC Topic 718 cost of outstanding equity awards as part of our equity grant recommendations to the Compensation Committee.

Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. The 2017 Tax Cuts and Jobs Act (the “Tax Act”) enacted on December 22, 2017 repealed an exemption from the $1 million disallowance for certain performance-based compensation. Due to the repeal of the performance-based compensation exemption, remuneration in excess of $1 million is exempt from this deduction limit if it qualifies as “performance-based compensation” within the meaning of Section 162(m) only with respect to remuneration paid or payable pursuant to a binding written agreement in effect on or before November 2, 2017 for taxable years beginning on or before January 1, 2017. Thus, options to purchase shares of our common stock, stock appreciation rights that may be exercised for shares of our common stock, restricted stock units granted before April 1, 2015 and other performance-based equity awards granted in 2017 or earlier and outstanding on November 2, 2017 pursuant to a binding written agreement may be exempt from the deduction limit if the conditions of Section 162(m) prior to the Tax Act are satisfied. While our Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program, even if the awards are not deductible by us for tax purposes.

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits and that the payor company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Code also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during 2019, and we have not agreed and are not otherwise obligated to provide any Named Executive Officers with such a “gross-up” or other reimbursement.

We also consider the tax impact to employees in designing our compensation programs, including our equity compensation programs. For example, employees generally control the timing of taxation with respect to stock options but do not control the timing with respect to RSUs and PSUs in which income is recognized upon vesting and settlement. To assist employees (including our executives) in satisfying their tax obligations for RSUs and PSUs, we withhold shares from the vesting RSUs and PSUs to cover applicable taxes. We structure cash bonus compensation so that it is taxable to our employees at the time it is paid to them.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis set forth above with Glu’s management. Based on its review and these discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement which is incorporated by reference into our Annual Report on Form 10-K filed with the SEC on February 28, 2020.

Gabrielle Toledano (Chair)
Greg Brandeau
Hany M. Nada
Benjamin T. Smith, IV

EXECUTIVE COMPENSATION

Please see the section titled “Executive Officers” at the end of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2019, which accompanies these proxy materials, regarding the identity of our executive officers and their respective business experience.

Summary Compensation Table

The following table shows compensation earned during 2019 by our Named Executive Officers. For information about employment contracts, termination of employment and change-of-control arrangements between us and the Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

									Non-Equity Incentive
Name and	Fiscal				Stock Awards		Option		Plan Compensation	All Other
Principal Position	Year	Salary ($)		Bonus ($)	($)(1)		Awards ($)(2)		($)(3)	Compensation	Total ($)
Nick Earl	2019	475,000		—	6,671,863	(4)	—		—	—	7,146,863
President and Chief	2018	455,769	(5)	—	1,694,705	(6)	7,162,611	(7)	—	—	9,313,086
Executive Officer	2017	450,000		—	—		1,454,246	(8)	702,000	—	2,606,246
Eric R. Ludwig	2019	375,000		—	3,981,104	(4)	—		—		4,356,104
Executive Vice	2018	375,000		—	—		3,040,889	(7)	—	—	3,415,890
President, Chief	2017	375,000		—	—		2,117,652	(8)	585,000	—	3,077,652
Operating Officer and
Chief Financial Officer
Chris Akhavan	2019	400,000		—	1,952,031	(4)	—		—	—	2,352,031
Senior Vice President,	2018	400,000		—	—		1,705,320	(7)	—	—	2,105,320
Business & Corporate	2017	307,692	(9)	—	—		1,702,157	(8)	436,800	—	2,446,649
Development
Becky Ann Hughes(10)	2019	300,923	(11)	—	1,983,598	(4)	—		—	—	2,284,521
Senior Vice President,
Revenue
Scott J. Leichtner	2019	345,000		—	679,577	(4)	—		—	—	1,024,577
Vice President, General	2018	325,769	(12)	—	385,200	(6)	172,985	(7)	—	—	883,954
Counsel and Corporate	2017	308,462	(12)	—	204,733	(13)	552,256	(8)	237,900	—	1,303,351
Secretary

____________________

(1)	Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 12 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Form 10-K for the year ended December 31, 2019 for a description of the ASC Topic 718 methodology and assumptions. The number of shares subject to PSUs and RSUs granted in 2019 to our Named Executive Officers is shown in the “Grants of Plan-Based Awards in 2019” table below.

(2)	Amounts shown in this column are calculated in accordance with FASB ASC Topic 718. See Note 12 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Form 10-K for the year ended December 31, 2019 for a description of the ASC Topic 718 methodology and assumptions.

(3)	The amounts received by the Named Executive Officers in 2017 represent total performance-based cash bonuses that were earned during 2017 and paid in 2018 pursuant to our 2017 Executive Bonus Plan. In October 2017, our Compensation Committee decided to grant PSOs with respect to 2018 performance goals to the Named Executive Officers in lieu of a cash bonus for 2018, and the Compensation Committee in October 2018 again granted PSOs with respect to 2019 performance goals to Messrs. Earl, Ludwig and Akhavan in lieu of a cash bonus for 2019. Ms. Hughes received PSUs in lieu of 50% of her cash bonus, while Mr. Leichtner participated in a cash bonus plan for 2019 pursuant to which payments would be made based on the achievement of the same Adjusted EBITDA and bookings targets that were utilized for the PSOs and PSUs issued to the Eligible Officers; Ms. Hughes participated in a similar cash bonus plan with respect to the remaining 50% of her bonus opportunity. Because we did not achieve the Adjusted EBITDA and bookings goals established by the Compensation Committee for 2019 performance, neither Mr. Leichtner nor Ms. Hughes received a cash bonus for 2019. See the “Compensation Discussion and Analysis” section of this proxy statement for further information regarding the 2019 grants of PSOs and PSUs in lieu of a 2019 cash bonus as well as the cash bonus plan in which Mr. Leichtner and Ms. Hughes participated.

(4)	Represents RSU and PSU awards. The table reflects the full fair market value of the PSU award taking into account the probable outcome of the performance conditions as of December 31, 2019. This value equals the grant date fair values of the maximum shares issuable under the PSU award: $4,420,359 for Mr. Earl, $2,718,062 for Mr. Ludwig, $1,456,698 for Mr. Akhavan, $1,475,639 for Ms. Hughes and $226,530 for Mr. Leichtner. See the “Compensation Discussion and Analysis” section of this proxy statement for further information regarding the performance conditions of the PSUs.

(5)	In October 2018, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Earl’s annual base salary to $475,000, effective as of October 1, 2018.

(6)	Represents PSU awards. The table reflects the full fair market value of the PSU award taking into account the probable outcome of the performance conditions as of December 31, 2018. This value equals the grant date fair values of the maximum shares issuable under the PSU award.

(7)	Represents time-based stock option and PSO awards. The grant date fair value of the time-based stock option awards were as follows: $968,560 for Mr. Earl’s January 2018 grant, $1,070,718 for Mr. Earl’s October 2018 grant, $569,658 for Mr. Ludwig, $208,775 for Mr. Akhavan, and $172,985 for Mr. Leichtner. The table reflects the full fair market value of the PSO awards taking into account the probable outcome of the performance conditions as of December 31, 2018. The grant date fair value of the maximum shares issuable under the PSO awards are as follows: $999,689 for Mr. Earl’s January 2018 grant, $4,123,644 for Mr. Earl’s October 2018 grant, $2,471,232 for Mr. Ludwig and $1,496,545 for Mr. Akhavan.

(8)	Represents time-based stock option and PSO awards. The grant date fair value of the time-based stock option awards were as follows: $688,245 for Mr. Earl, $466,471 for Mr. Ludwig, $356,649 for Mr. Akhavan, and $314,687 for Mr. Leichtner. The table reflects the full fair market value of the PSO awards taking into account the probable outcome of the performance conditions as of December 31, 2017. The grant date fair value of the maximum shares issuable under the PSO awards were as follows: $1,332,175 for Mr. Earl, $2,533,674 for Mr. Ludwig, $2,081,631 for Mr. Akhavan and $413,163 for Mr. Leichtner.

(9)	In October 2017, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Akhavan’s annual base salary to $400,000, effective as of October 1, 2017.

(10)	On December 17, 2019, Ms. Hughes was promoted from Vice President and General Manager of our Glu Play game development studio to Senior Vice President, Revenue.

(11)	In December 2019, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Ms. Hughes’ annual base salary to $360,000, effective as of December 17, 2019.

(12)	In October 2017 and 2018, in connection with the Compensation Committee’s annual review of executive compensation, the committee increased Mr. Leichtner’s annual base salary to $320,000, effective as of October 1, 2017, and to $345,000, effective October 1, 2018.

(13)	The table reflects the full fair market value of the PSU award taking into account the probable outcome of the performance conditions as of December 31, 2017. The grant date fair value of the maximum shares issuable under the PSU award was $285,674.

Grants of Plan-Based Awards in 2019

The following table provides information for the Named Executive Officers about equity awards granted during 2019. All RSUs and PSUs were awarded under our 2007 Equity Incentive Plan.

			Estimated Future
			Payouts Under Non-		Estimated Future			Stock Award; Number	Grant Date Fair
			Equity Plan		Payouts Under Equity Plan			of Shares of Stocks or	Value of Stock
			Incentive Awards ($)		Incentive Awards (#)			Units	Awards
Name	Grant Date		Target	Maximum	Threshold	Target	Maximum	(#)	($)(1)
Nick Earl	12/17/19	(2)	—	—	—	—	—	369,099	2,251,504
	12/17/19	(3)	—	—	25,650	85,500	171,000	—	1,043,100
	12/17/19	(4)	—	—	110,730	369,099	553,649	—	3,377,259

Eric R. Ludwig	12/17/19	(2)	—	—	—	—	—	207,056	1,263,042
	12/17/19	(3)	—	—	20,250	67,500	135,000	—	823,500
	12/17/19	(4)	—	—	62,117	207,056	310,584	—	1,894,562

Chris Akhavan	12/17/19	(2)	—	—	—	—	—	81,202	495,332
	12/17/19	(3)	—	—	17,550	58,500	117,000	—	713,700
	12/17/19	(4)	—	—	24,361	81,202	121,803	—	742,998

Becky Ann	12/17/19	(2)	—	—	—	—	—	83,272	507,959
Hughes	12/17/19	(3)	—	—	17,550	58,500	117,000	—	713,700
	12/17/19	(4)	—	—	24,982	83,272	124,908	—	761,939

Scott J. Leichtner	12/17/19	(2)			—	—	—	74,270	453,047
	12/17/19	(3)	172,500	345,000	—	—	—	—	—
	12/17/19	(4)	—	—	7,427	24,757	37,136	—	226,530

(1)	Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 12 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Form 10-K for the year ended December 31, 2019 for a description of the ASC Topic 718 methodology and assumptions. The performance awards reflected in this column reflect the full fair market value of the award taking into account the probable outcome of the performance conditions.

(2)	On December 17, 2019, our Compensation Committee determined to award each of Messrs. Earl, Ludwig, Akhavan and Leichtner and Ms. Hughes time-based RSUs in the amounts listed above as part of their annual refresh awards. The time-based RSUs vest as to 25% of the total number of shares subject to the RSUs on December 17, 2020, with 4.166% of the underlying shares vesting on February 15, 2021, an additional 6.25% of the underlying shares vesting in each of the following 11 quarters on the same day of each third month (e.g., the first such quarterly vesting date will be May 15, 2021, the next quarterly vesting date will be August 15, 2021, etc.), with the final 2.0833% of the underlying shares vesting on February 15, 2024; provided, however, that if any portion of the RSU vests on a date that is a non-trading day on The Nasdaq Stock Market, then the RSU will vest on the next trading day.

(3)	On December 17, 2019, our Compensation Committee determined to award each of Messrs. Earl, Ludwig and Akhavan and Ms. Hughes PSUs in lieu of a cash bonus plan for 2020. The shares indicated represent the threshold, target and maximum number of shares to be issued depending on the achievement of minimum Adjusted EBITDA thresholds and bookings goals during 2020. Mr. Leichtner participates in a cash bonus plan for 2020 as further described in the “Compensation Discussion and Analysis” section above.

(4)	On December 17, 2019, our Compensation Committee determined to award each of Messrs. Earl, Ludwig, Akhavan and Leichtner and Ms. Hughes PSUs in the amounts listed above as part of their annual refresh awards. The shares indicated represent the threshold, target and maximum number of shares to be issued depending on the achievement of minimum Adjusted EBITDA thresholds and bookings goals during 2020, 2021 and 2022 as further described below in footnote 15 to the “Outstanding Equity Awards at the End of 2019” Table.

Outstanding Equity Awards at the End of 2019

The following table provides information with respect to outstanding stock options, RSUs, PSOs and PSUs held by our Named Executive Officers as of December 31, 2019.

			Option Awards					Stock Awards
								Time-Based Vesting		Performance-Based
								Awards		Vesting Awards
										Equity
										Incentive
										Plan
										Awards:
			Number of securities		Equity					Number	Equity
			underlying unexercised		Incentive					of	Incentive Plan
			options (#)(1)(2)		Plan					Unearned	Awards:
					Awards:					Shares,	Market or
					Number of				Market	Units or	Payout Value
					Securities			Number of	Value of	Other	of Unearned
					Underlying			Shares or	Shares or	Rights	Shares, Units
					Unexercised			Units of	Units of	That	or Other
					Unearned	Option		Stock That	Stock That	Have Not	Rights that
					Options	Exercise	Option Expiration	Have Not	Have Not	Vested(#)	Have not
Name	Grant Date		Exercisable	Unexercisable	(#)(1)(2)	Price($)(3)	Date	Vested(#)(2)(4)	Vested(#) (5)	(4)	Vested($)
Nick Earl	12/09/15	(6)	300,000	—	—	2.92	12/09/25	—	—	—	—
	10/11/16		672,916	177,084	—	2.13	10/11/26	—	—	—	—
	11/14/16	(7)	501,041	148,959	—	2.10	11/14/26	—	—	—	—
	01/03/17	(7)	655,208	194,792	—	2.00	01/02/27	—	—	—	—
	10/10/17	(8)(9)	650,000	—	—	3.59	10/10/27	—	—	—	—
	01/02/18	(8)	271,340	294,937	—	3.63	01/02/28	—	—	—	—
	01/02/18	(8)(11)	—	—	—	—	—	—	—	311,241	$1,883,008
	01/02/18	(8)(10)	155,620	—	311,241	3.63	01/02/28	—	—	—	—
	10/25/18		104,708	254,292	—	6.42	10/25/28	—	—	—	—
	10/25/18	(12)	—	—	301,418	6.42	10/25/28	—	—	—	—
	10/25/18	(13)	—	—	809,000	6.42	10/25/28	—	—	—	—
	12/17/19	(15)	—	—	—	—	—	369,099	$2,233,049	—	—
	12/17/19	(16)	—	—	—	—	—	—	—	553,649	$3,349,576
	12/17/19	(17)	—	—	—	—	—	—	—	171,000	$1,034,550

Eric R. Ludwig	10/14/14		205,000	—	—	4.10	10/14/20	—	—	—	—
	10/13/15		265,000	—	—	4.09	10/13/25	—	—	—	—
	10/11/16		672,916	177,084	—	2.13	10/11/26	—	—	—	—
	10/10/17		151,745	128,401	—	3.59	10/10/27	—	—	—	—
	10/10/17	(9)	566,976	—	—	3.59	10/10/27	—	—	—	—
	10/10/17	(10)	210,109	—	420,219	3.59	10/10/27	—	—	—	—
	10/25/18		55,708	135,292	—	6.42	10/25/28	—	—	—	—
	10/25/18	(12)	—	—	237,962	6.42	10/25/28	—	—	—	—
	10/25/18	(13)	—	—	431,000	6.42	10/25/28	—	—	—	—
	12/17/19	(15)	—	—	—	—	—	207,056	$1,252,689	—	—
	12/17/19	(16)	—	—	—	—	—	—	—	310,584	$1,879,033
	12/17/19	(17)	—	—	—	—	—	—	—	135,000	$816,750

Chris Akhavan	10/14/14		100,000	—	—	4.10	10/14/20	—	—	—	—
	10/13/15		90,000	—	—	4.09	10/13/25	—	—	—	—
	10/11/16		356,250	93,750	—	2.13	10/11/26	—	—	—	—
	10/10/17		116,019	98,172	—	3.59	10/10/27	—	—	—	—
	10/10/17	(9)	503,979	—	—	3.59	10/10/27	—	—	—	—
	10/10/17	(10)	160,643	—	321,286	3.59	10/10/27	—	—	—	—
	10/25/18		20.416	49,584	—	6.42	10/25/28	—	—	—	—
	10/25/18	(12)	—	—	253,826	6.42	10/25/28	—	—	—	—
	10/25/18	(13)	—	—	158,000	6.42	10/25/28	—	—	—	—
	12/17/19	(15)	—	—	—	—	—	81,202	$491,272	—	—
	12/17/19	(16)	—	—	—	—	—	—	—	121,803	$736,908
	12/17/19	(17)	—	—	—	—	—	—	—	117,000	$707,850

Becky	04/13/16		—	—	—	—	—	12,500	$75,625	—	—
Ann
Hughes
	10/11/16		2,083	20,834	—	2.13	10/11/26	—	—	—	—
	10/11/16		—	—	—	—	—	25,000	$151,250	—	—
	10/11/17	(9)	129,932	—	—	3,59	10/10/27	—	—	—	—
	10/11/17		71,656	60,634	—	3.59	10/10/27	—	—	—	—
	10/11/17	(11)	—	—	—	—	—	—	—	37,140	$224,697
	10/25/18	(12)	—	—	—	—	—	—	—	33,410	$202,131
	10/25/18	(14)	—	—	—	—	—	—	—	208,000	$1,258,400
	12/17/19	(15)	—	—	—	—	—	83,272	$503,796	—	—
	12/17/19	(16)	—	—	—	—	—	—	—	124,908	$755,693
	12/17/19	(17)	—	—	—	—	—	—	—	117,000	$707,850

Scott J.	10/14/14		60,000	—	—	4.10	10/14/20	—	—	—	—
Leichtner
	10/13/15		90,000	—	—	4.09	10/13/25	—	—	—	—
	10/11/16		277,083	72,917	—	2.13	10/11/26	—	—	—	—
	10/10/17		102,369	86,621	—	3.59	10/10/27	—	—	—	—
	10/10/17	(9)	201,592	—	—	3.59	10/10/27	—	—	—	—
	10/10/17	(11)	—	—	—	—	—	—	—	53,050	$320,953
	10/25/18		16,916	41,084	—	6.42	10/25/28	—	—	—	—
	10/25/18	(14)	—	—	—	—	—	—	—	60,000	$363,000
	12/17/19	(15)	—	—	—	—	—	74,270	$449,334	—	—
	12/17/19	(16)	—	—	—	—	—	—	—	37,136	$224,673
____________________

(1)	Unless otherwise indicated, each award in these columns is a stock option that was granted under our 2007 Equity Incentive Plan. Except as otherwise described in these footnotes, each stock option vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter.

(2)	We have entered into the severance agreements described under “Potential Payments upon Termination or Change in Control” below, which provide for acceleration of vesting of each equity award made or to be made to our Named Executive Officers other than Ms. Hughes if certain events occur following a change of control of Glu.

(3)	Represents the fair market value of a share of our common stock, which is equal to the closing price of our common stock on The Nasdaq Global Select Market on the grant date.
(4)	Each award in this column is a time-vesting RSU or a PSU award that was granted under our 2007 Equity Incentive Plan. Except as otherwise noted, each RSU vests as to 25% of the total number of shares on the applicable quarterly vesting date that is at least one year from the grant date (the “RSU First Vesting Date”), with the remaining 75% of the shares vesting in equal quarterly installments over the next three years following the RSU First Vesting Date on the same day of each third month (e.g., if the RSU First Vesting Date is February 15, the first quarterly vesting date will be May 15, the next quarterly vesting date will be August 15, etc.); provided, however, that if any portion of the RSU vests on a date that is a non-trading day on The Nasdaq Global Select Market, then the award will vest on the next trading day.

(5)	Represents the product of the maximum number of shares subject to the RSU or PSU, as applicable, that have not vested multiplied by the closing price of our common stock on The Nasdaq Global Select Market on December 31, 2019, the last trading day of 2019, which was $6.05

(6)	On December 7, 2015, our Compensation Committee approved an award to Mr. Earl of an option to purchase 300,000 shares of our common stock and 500,000 RSUs under our 2008 Equity Inducement Plan in connection with our hiring of Mr. Earl.

(7)	On November 14, 2016, our Compensation Committee approved an award to Mr. Earl of an option to purchase 1,500,000 shares of our common stock. However, due to a limitation that was previously contained in our 2007 Equity Incentive Plan regarding the number of shares that may be awarded to any employee during a calendar year (the “Plan Grant Limitation”), we were only able to award Mr. Earl an option to purchase 650,000 shares of our common stock at such time. Due to the Plan Grant Limitation, our Compensation Committee on November 14, 2016 approved a bifurcation of this grant, and Mr. Earl was awarded the 850,000 shares balance of his option on January 3, 2017, the first trading day of 2017, with identical vesting to the option granted on November 14, 2017 (i.e., 25% of the underlying shares vested on November 14, 2017 and 1/48th of the underlying shares vest monthly thereafter).

(8)	On October 10, 2017, our Compensation Committee approved a PSO award under our 2007 Equity Incentive Plan to Mr. Earl to purchase up to a maximum of 650,000 shares of our common stock. However, due to the Plan Grant Limitation, we were not able to grant Mr. Earl further equity awards in 2017. On January 2, 2018, our Compensation Committee awarded Mr. Earl a PSO award to purchase up to 466,861 shares, a PSU award covering up to 466,861 shares, and an option to purchase 566,277 shares.

(9)	On October 10, 2017, our Compensation Committee determined to award each of these Named Executive Officers PSOs in lieu of a cash bonus plan for 2018. The number of shares subject to the PSOs that would become vested and exercisable, if any, depended on the achievement of minimum Adjusted EBITDA thresholds and bookings goals during 2018. Since we met the required Adjusted EBITDA goal and generated more than the maximum level of bookings during 2018, the maximum number of PSOs that these Executive Officers could earn, as indicated in the table, vested and became exercisable in February 2019.

(10)	Represents PSOs containing Adjusted EBITDA thresholds and bookings goals for each of 2018, 2019 and 2020, with one-third of the maximum shares subject to the PSOs earnable in each of those years. Since we met the required Adjusted EBITDA goal and generated more than the maximum level of bookings for 2018, the maximum number of PSOs that Messrs. Earl, Ludwig, and Akhavan could earn for 2018 (which is one-third of the shares indicated in the table) vested and became exercisable in February 2019. For 2019 and 2020, Glu will determine its Adjusted EBITDA and bookings for each of these years in early 2020 and 2021, respectively, and to the extent that these Named Executive Officers earn any PSOs based on Glu’s bookings and Adjusted EBITDA for such years, the shares earned will fully vest in February 2020 and 2021, respectively.

(11)	Represents PSUs containing Adjusted EBITDA thresholds and bookings goals for each of 2018, 2019 and 2020, with one-third of the maximum shares subject to the PSUs earnable in each of those years. Since we met the required Adjusted EBITDA goal and generated more than the maximum level of bookings for 2018, the maximum number of PSUs that these Named Executive Officers could earn for 2018 (which is one-third of the shares indicated in the table) vested and became exercisable in February 2019. We met the Adjusted EBITDA threshold and generated bookings between target and maximum with respect to the targets that the Compensation Committee established in October 2017 for 2019 performance and therefore the second tranche of the performance awards issued in 2017 vested at 77.7%. For 2020, Glu will determine its Adjusted EBITDA and bookings in early 2021 and to the extent that these Named Executive Officers earn any PSUs based on Glu’s bookings and Adjusted EBITDA for 2020 performance, the shares earned will fully vest in February 2021.

(12)	On October 25, 2018, our Compensation Committee determined to award each of these Named Executive Officers PSOs, or PSUs in the case of Ms. Hughes, under our 2007 Equity Incentive Plan in lieu of a cash bonus plan for 2019; Ms. Hughes received PSUs in lieu of 50% of her cash bonus and participated in a cash bonus plan with respect to the remaining 50% of her bonus opportunity. The shares indicated represent the maximum number of shares to be issued depending on the achievement of minimum Adjusted EBITDA thresholds and bookings goals during 2019. Because we did not achieve the Adjusted EBITDA and bookings goals established by the Compensation Committee for 2019 performance, none of these PSOs or PSUs vested.

(13)	Represents PSOs containing Adjusted EBITDA thresholds and bookings goals for each of 2019, 2020 and 2021, with one-third of the maximum shares subject to the PSOs earnable in each of those years. We did not meet the Adjusted EBITDA threshold or the bookings goals that the Compensation Committee established in October 2018 for 2019 performance and therefore the first tranche of the performance awards issued in 2018 did not vest. Glu will determine its Adjusted EBITDA and bookings for each of 2020 and 2021 early in 2021 and 2022, respectively, and to the extent that these Named Executive Officers earn any PSOs based on Glu’s bookings and Adjusted EBITDA for such years, the shares earned will fully vest in February 2020, 2021 and 2022, respectively.

(14)	Represents PSUs containing Adjusted EBITDA thresholds and bookings goals for each of 2019, 2020 and 2021, with one-third of the maximum shares subject to the PSUs earnable in each of those years. We did not meet the Adjusted EBITDA threshold or the bookings goals that the Compensation Committee established in October 2018 for 2019 performance and therefore the first tranche of the performance awards issued in 2018 did not vest. Glu will determine its Adjusted EBITDA and bookings for each of 2020 and 2021 early in 2021 and 2022, respectively, and to the extent that these Named Executive Officers earn any PSUs based on Glu’s bookings and Adjusted EBITDA for such years, the shares earned will fully vest in February 2020, 2021 and 2022, respectively.

(15)	Represents time-based RSUs that vest as to 25% of the total number of shares subject to the RSUs on December 17, 2020, with 4.166% of the underlying shares vesting on February 15, 2021, an additional 6.25% of the underlying shares vesting in each of the following 11 quarters on the same day of each third month (e.g., the first such quarterly vesting date will be May 15, 2021, the next quarterly vesting date will be August 15, 2021, etc.), with the final 2.0833% of the underlying shares vesting on February 15, 2024; provided, however, that if any portion of the RSU vests on a date that is a non-trading day on The Nasdaq Stock Market, then the RSU will vest on the next trading day.

(16)	Represents PSUs containing Adjusted EBITDA thresholds and bookings goals for each of 2020, 2021 and 2022, with one-third of the maximum shares subject to the PSUs earnable in each of those years. Glu will determine its Adjusted EBITDA and bookings for each of 2020, 2021 and 2022 early in 2021, 2022 and 2023, respectively, and to the extent that these Named Executive Officers earn any PSUs based on Glu’s bookings and Adjusted EBITDA for such years, the shares earned will fully vest in February 2021, 2022 and 2023, respectively.

(17)	On December 17, 2019, our Compensation Committee determined to award these Named Executive Officers PSUs in lieu of a cash bonus plan for 2020. The PSUs indicated represent the maximum number of shares to be issued depending on the achievement of minimum Adjusted EBITDA thresholds and bookings goals during 2020. Glu will determine its 2020 Adjusted EBITDA and bookings in early 2021, and to the extent that these Named Executive Officers earn any PSUs based on Glu’s 2020 bookings and Adjusted EBITDA, such PSOs will fully vest in February 2021.

Option Exercises and Stock Vested in 2019

The following table shows information about stock option exercises and RSU award settlements for each of the Named Executive Officers during 2019, including the value realized upon exercise or settlement. Other than RSUs, we have not granted any stock awards (as opposed to other forms of equity compensation) to any of our employees that settled during 2019.

	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise of Options(2)	Acquired On	Settlement of RSUs(4)
Name	of Options(1)	($)	Settlement of RSUs(3)	($)
Nick Earl	—	—	280,620	2,370,871
Eric R. Ludwig	138,000	604,440	83,750	594,835
Chris Akhavan	—	—	27,500	195,319
Becky Ann Hughes	77,083	251,298	71,070	554,997
Scott J. Leichtner	54,357	89,780	54,025	448,102
____________________

(1)	Amounts reported in this column include 99,819 shares relinquished by Mr. Ludwig and cancelled by Glu in exchange for Glu’s agreement to pay federal and state tax withholding obligations of Mr. Ludwig resulting from the cashless exercise of the options.

(2)	The value realized on exercise of option awards is calculated as the difference between the price at which the exercised shares were sold (excluding brokerage commissions) and the exercise price of the options.

(3)	Amounts reported in this column include shares relinquished by the Named Executive Officer and cancelled by Glu in exchange for Glu’s agreement to pay federal and state tax withholding obligations of the Named Executive Officer resulting from the vesting of RSUs, including withholding of 141,369 shares from Mr. Earl, 45,610 shares from Mr. Ludwig, 14,060 shares from Mr. Akhavan and 27,243 shares from Mr. Leichtner.

(4)	The value realized on settlement of RSUs is calculated by multiplying the number of RSUs settled by the closing price of Glu’s common stock on the settlement date.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any defined benefit plan pension benefits or a nonqualified deferred compensation plan to our Named Executive Officers.

Potential Payments upon Termination or Change in Control

Mr. Earl

On November 10, 2016, we entered into both an employment agreement and a Change of Control Severance Agreement with Nick Earl, our President and Chief Executive Officer.

The employment agreement provides that should Mr. Earl terminate his employment based on an “involuntary termination” or be terminated, other than for “cause” or disability, at any time, other than within twelve months after a “change in control transaction,” and Mr. Earl delivers to us a signed agreement and general release, then Mr. Earl will be entitled to the following severance benefits:

●	12 months of his then-current annual base salary, payable in lump-sum; and
●	up to 12 months of continuation coverage for him (and any eligible dependents) pursuant to COBRA.

The Change of Control Severance Agreement provides that if Mr. Earl terminates his employment based on an “involuntary termination” or if he is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” and Mr. Earl delivers to us a signed agreement and general release, he would receive the same benefits set forth above pursuant to his employment agreement, except that he will also receive:

●	a lump-sum payment of his annual bonus for such calendar year, based on the target potential amount; and
●	full vesting for all of his outstanding and unvested equity awards that were granted after November 10, 2016 (with vesting of performance-based equity to be based upon target-level achievement).

Outstanding and unvested equity awards that were granted prior to November 10, 2016 remain subject to the severance agreement we entered into with Mr. Earl on February 8, 2016. Such severance agreement provides that if Mr. Earl terminates his employment based on an “involuntary termination” or is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would receive an additional 36 months of vesting with respect to each of his then outstanding and not fully vested equity awards.

Mr. Ludwig

On October 10, 2008, we entered into a severance agreement with Eric R. Ludwig, our Executive Vice President, Chief Operating Officer and Chief Financial Officer, which was amended on July 7, 2011. Under this agreement, as amended, if Mr. Ludwig terminates his employment based on an “involuntary termination” or if he is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would receive 12 months of his then-current annual base salary, payable in lump-sum. Mr. Ludwig would also receive a lump-sum payment of his annual bonus for such calendar year, based on the target potential amount. Additionally, Mr. Ludwig’s then outstanding and unvested equity awards would become fully vested (with vesting of performance-based equity to be based upon target-level achievement). Finally, Mr. Ludwig would receive reimbursement for up to 12 months of COBRA premiums.

Mr. Akhavan and Mr. Leichtner

On July 7, 2011, we entered into a change of control severance agreement with Scott Leichtner, our Vice President, General Counsel and Corporate Secretary, and on June 3, 2013, we entered into a change of control severance agreement with Chris Akhavan. Each of these agreements provides that if the executive terminates his employment based on an “involuntary termination” or is terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would receive six months of his then-current annual base salary, payable in lump-sum. Each officer would also receive 50% of his annual bonus for such calendar year, based on the target potential amount. Additionally, each officer would receive an additional 36 months of vesting with respect to each of his then outstanding and not fully vested equity awards (with vesting of performance-based equity to be based upon target-level achievement). Finally, each officer would receive reimbursement for up to six months of COBRA premiums.

The following definitions are used in the severance agreements and retention arrangements described for the Named Executive Officers:

“Cause” is defined to mean (1) the executive’s committing an act of gross negligence, gross misconduct or dishonesty, or other willful act, including misappropriation, embezzlement or fraud, that materially adversely affects us or any of our customers, suppliers or partners, (2) his personal dishonesty, willful misconduct in the performance of services for us, or breach of fiduciary duty involving personal profit, (3) his being convicted of, or pleading no contest to, any felony or misdemeanor involving fraud, breach of trust or misappropriation or any other act that our Board reasonably believes in good faith has materially adversely affected, or upon disclosure will materially adversely affect, us, including our public reputation, (4) any material breach of any agreement with us by him that remains uncured for 30 days after written notice by us to him, unless that breach is incapable of cure, or any other material unauthorized use or disclosure of our confidential information or trade secrets involving personal benefit or (5) his failure to follow the lawful directions of our Board or, if he is not the Chief Executive Officer, the lawful directions of the Chief Executive Officer, in the scope of his employment unless he reasonably believes in good faith that these directions are not lawful and notifies our Board or Chief Executive Officer, as the case may be, of the reasons for his belief.

A “change in control transaction” is defined to mean the closing of (1) a merger or consolidation in one transaction or a series of related transactions, in which our securities held by our stockholders before the merger or consolidation represent less than 50% of the outstanding voting equity securities of the surviving corporation after the transaction or series of related transactions, (2) a sale or other transfer of all or substantially all of our assets as a going concern, in one transaction or a series of related transactions, followed by the distribution to our stockholders of any proceeds remaining after payment of creditors or (3) a transfer of more than 50% of our outstanding voting equity securities by our stockholders to one or more related persons or entities other than Glu in one transaction or a series of related transactions.

“Involuntary Termination” is defined to mean the executive’s resignation of employment from Glu expressly based on the occurrence of any of the following conditions, without the executive’s informed written consent, provided, however, that with respect to each of the following conditions, the executive must (1) within 90 days following its occurrence, deliver to us a written notice explaining the specific basis for the executive’s belief that he is entitled to terminate his employment due to an Involuntary Termination and (2) give us an opportunity to cure any of the following within 30 days following delivery of such notice and explanation: (1) a material reduction in his duties, position or responsibilities, or his removal from these duties, position and responsibilities, unless he is provided with a position of substantially equal or greater organizational level, duties, authority and compensation; provided, however, that a change of title, in and of itself, or a reduction of duties, position or responsibilities solely by virtue of our being acquired and made part of a larger entity will not constitute an “Involuntary Termination,” (2) a greater than 15% reduction in his then current annual base compensation that is not applicable to our other executive officers or (3) without his express written consent, a relocation to a facility or a location more than 30 miles from his then current location of employment. Involuntary Termination does not include a termination of employment for death or permanent disability.

The table below estimates as of December 31, 2019 the potential payments to Messrs. Earl, Ludwig, Akhavan and Leichtner should such officer terminate their employment based on an “involuntary termination” or be terminated other than for “cause” or disability either (1) within 12 months following a “change in control transaction” or (2) or in the absence of a “change in control transaction.” We have not entered into a change of control agreement with Ms. Hughes.

Name	Benefits	Termination Other Than for Cause or Disability or by Named Executive Officer Based on an Involuntary Termination Within 12 Months Following Change in Control Transaction($)		Termination Other Than for Cause or Disability or by Named Executive Officer Based on an Involuntary Termination Absent a Change in Control Transaction($)
Nick Earl	Severance	475,000		475,000
	Equity Acceleration(1)	6,979,185	(3)
	COBRA Premium(2)	21,046		21,046
	Total Value	7,475,231		496,046

Eric R. Ludwig	Severance	375,000
	Equity Acceleration(1)	4,612,948	(4)
	COBRA Premium(2)	34,120
	Total Value	5,022,068

Chris Akhavan	Severance	200,000
	Equity Acceleration(1)	2,472,382	(5)
	COBRA Premium(2)	5,409
	Total Value	2,677,791

Scott J. Leichtner	Severance	172,500
	Equity Acceleration(1)	1,500,512	(5)
	COBRA Premium(2)	11,817
	Total Value	1,684,829
____________________

(1)

These amounts are calculated by aggregating the sums determined by multiplying, for each award the number of shares accelerated by (a) the positive difference, if any, between the closing price per share of our common stock on The Nasdaq Global Select Market on December 31, 2019, the last trading day of 2019, which was $6.05, and the option exercise price per share for stock options, and (b) $6.05 per share in the case of RSUs and PSUs.

(2)	COBRA payout amounts are estimated based on the cost of the monthly premium and represent coverage for medical, dental and vision insurance for the executive and his eligible dependents, if any.

(3)

Reflects (i) full acceleration of all unvested shares subject to outstanding equity awards held by Mr. Earl on December 31, 2019 and granted after November 10, 2016 and (ii) an additional 36 months of vesting of all outstanding equity awards held by Mr. Earl on December 31, 2019 and granted prior to November 10, 2016. PSOs and PSUs will accelerate free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) based on the target amount.

(4)

Reflects full acceleration of all unvested shares subject to outstanding equity awards held by Mr. Ludwig on December 31, 2019. PSOs will accelerate free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) based on the target amount.

(5)

Reflects an additional 36 months of vesting of all outstanding time-based equity awards and outstanding performance- based equity awards (at the target level of performance achievement) held by the executive officer on December 31, 2019. PSOs and PSUs will accelerate free of all restrictions (other than those set forth in our insider trading policies then in effect or imposed by applicable law) based on the target amount.

Chief Executive Officer Pay Ratio Disclosure

Our ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (excluding our CEO) for 2019 is 80 to 1. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions and adjustments described below. As disclosed in the 2019 Summary Compensation Table above, the annual total compensation for 2019 for our CEO was $7,146,863. The median of the annual total compensation for 2019 for all our employees was $89,738. In identifying the median employee under Item 402(u), reporting companies are permitted to use reasonable estimates, assumptions and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee may not be directly comparable to similar disclosure by other reporting companies.

Calculation Methodology

In 2019, there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. Accordingly, for purposes of calculating the pay ratio set forth above, we are permitted to use the same median employee that we identified for purposes of our 2018 pay ratio. The median employee that we identified for purposes of our 2018 pay ratio has since terminated employment with us. As a result, we have identified a substitute median employee with substantially similar compensation to that of our original median employee.

For a description of our methodology for identifying the median employee, see “Chief Executive Officer Pay Ratio Disclosure” on page 48 of our definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2019.

We calculated the 2019 annual total compensation for the median employee using the same methodology we used to calculate the 2019 amount reported for our Named Executive Officers in the “Total” column of the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Nominating and Governance Committee has adopted a written related-person transactions policy. The Nominating and Governance Committee reviews transactions that may be “related-person transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock and their immediate family members, in each case as of January 1, 2019, the beginning of our last fiscal year.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

●	employment-related compensation to executive officers that is approved by the Compensation Committee;

●	compensation to non-employee directors that is reported in our proxy statement;

●	any transaction with another company to which the related party’s only relationship is as a director, beneficial owner of less than 10% of that company’s shares, or employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $500,000 or 2% of that company’s total annual revenues;

●	any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g., a dividend); and

●	ordinary course business travel and expenses, advances and reimbursements.

In determining whether to approve or ratify a related-person transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, the benefits to us of the transaction, the potential impact on a director’s independence and whether the transaction would impair the judgment of a director or executive officer to act in our best interests and those of our stockholders.

Tencent Transaction

On April 29, 2015, Glu agreed to issue in a private placement offering to Red River Investments Limited (“Red River”), a wholly-owned subsidiary of Tencent, an aggregate of 21,000,000 shares of Glu’s common stock at a purchase price of $6.00 per share, for aggregate proceeds of $126 million (the “Offering”). The shares of Glu’s common stock were issued in two separate closings on each of April 29, 2015 and June 3, 2015. In connection with the Offering, Red River became a greater than 5% owner of Glu, and Glu and Tencent became parties to a voting and standstill agreement, pursuant to which Glu agreed to cause a representative of Tencent to be elected and appointed as a new member of the Board as a Class I director, and to subsequently nominate for future director elections a representative of Tencent to the Board. Mr. Feder, the current representative of Tencent on the Board was elected on January 26, 2017 pursuant to the voting and standstill agreement. Tencent, through Red River and another of its controlled affiliates, held 13.85% of Glu’s outstanding shares as of April 20, 2020.

Indemnification Agreements

We have entered into indemnity agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnity agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Other than the indemnification agreements and the compensation arrangements that are described in this proxy statement under the headings “Compensation Discussion and Analysis,” “Executive Compensation” and “Director Compensation,” since January 1, 2019, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or certain persons or entities affiliated with them had or will have a material interest.

See also “Corporate Governance — Director Independence” for information the Board considered in determining the independence of our non-employee directors.

PROPOSAL NO. 2 –
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2007 EQUITY INCENTIVE PLAN

On April 23, 2020, the Board, upon recommendation of the Compensation Committee, adopted the Sixth Amended and Restated 2007 Equity Incentive Plan (the “Restated Plan”), subject to stockholder approval. The Restated Plan is an amendment and restatement of the Glu Mobile Inc. Fifth Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), which was last amended in June 2019. If our stockholders do not approve this Proposal, then the 2007 Plan will continue without the amendments in accordance with its terms.

The principal terms of the Restated Plan are summarized below. This summary is not a complete description of the Restated Plan, and it is qualified in its entirety by reference to the complete text of the Restated Plan document. The Restated Plan, marked to show changes from the 2007 Plan, is attached as Appendix A to this proxy statement.

Amendments to the 2007 Plan

The following are the primary amendments to the 2007 Plan contained in the Restated Plan:

●	an increase to the available share reserve by 7,000,000 shares of our common stock (for a cumulative aggregate share authorization of 58,573,191 shares); and

●	certain clarifying and technical changes.

Rationale For and Reasons Why the Board Recommends a Vote FOR the Restated Plan

Equity Compensation Is a Critical Element of Our Compensation Policy.

We believe that long-term incentive compensation programs align the interests of management, employees and stockholders to create long-term stockholder value. We strongly believe that the approval of the Restated Plan is essential to our continued success, because we otherwise may not have sufficient shares available under our 2007 Plan to attract and retain new employees or to motivate and retain our existing employees. This is particularly critical since our employees are our most valuable asset. In addition, in December 2019 our Compensation Committee determined to continue its practice of replacing cash bonuses with performance-based equity awards for our Eligible Officers. We expect that the Compensation Committee will similarly utilize performance-based equity awards in lieu of cash bonuses for at least some our senior leadership team for 2021, which will impact our utilization of shares from the Restated Plan during the next 12 months.

Accordingly, approving the Restated Plan is in the best interest of our stockholders because equity awards help us to:

●	attract, motivate and retain talented employees;

●	align employee and stockholder interests;

●	link employee compensation with company performance; and

●	maintain a culture based on employee stock ownership.

After carefully forecasting our anticipated growth, hiring plans and retention needs and considering our historical grant and forfeiture rates and the expectation that the Compensation Committee will utilize performance-based equity awards in lieu of cash bonuses for our Eligible Officers for 2021, we anticipate the 7,000,000 shares that we seek to add to the Restated Plan — combined with shares currently reserved under, or that we may add to, our 2018 Inducement Plan (which we may use for certain newly hired employees and to grant equity awards in connection with acquisitions) will be sufficient to attract and retain key employees through at least June 2021, at which point we expect to again ask for stockholder approval for an increase to the number of shares available under the Restated Plan. However, a change in business conditions or our strategy could alter this projection.

The Restated Plan Conforms to Best Practices in Equity Incentive Plans.

The Restated Plan conforms to best practices in equity incentive plans in that it:

●	contains:

■	a limitation providing that no equity awards will vest, in whole or in part, prior to one year from the date of grant (subject to a 5% carve-out as described below);

■	a limitation of $600,000 on the grant date fair value of equity awards that may be granted to any non-employee director in any calendar year, plus an additional $600,000 in grant date fair value for one-time awards to a newly appointed or elected non-employee director;

■	a provision providing that any equity awards issued to our executive officers will be subject to any clawback or recoupment policies in effect or as may be amended or adopted from time to time;

■	a restriction that the following shares will not be available for future grant under the Restated Plan: (1) shares used in connection with the exercise of a stock option or stock appreciation right to pay the exercise price or purchase price of such award or satisfy applicable tax withholding obligations and (2) the gross number of shares subject to stock appreciation rights or stock options that are exercised;

■	a restriction that only shares used to satisfy applicable minimum tax withholding obligations on any award other than a stock option or a stock appreciation right will be available for future grant under the Restated Plan;

■	a prohibition against repricing or certain other exchanges of stock options and stock appreciation rights without stockholder approval;

■	a limitation on the transferability of awards, since generally awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, except by will or the laws of descent and distribution; and

■	a provision prohibiting the grant of discounted options or stock appreciation rights.

●	does not contain:

■	single-trigger vesting acceleration rights, other than on a limited basis for non-employee directors;

■	tax gross-ups; and

■	an evergreen provision to automatically increase the number of shares available under it.

Our Use of Equity Supports a Strong Pay-for-Performance Culture and Has Been Managed to Stay within Industry Norms.

We have carefully managed our annual equity award dilution over the past three years by, among other things, limiting equity awards to high-performing employees, determining the appropriate size of awards based on our review of market data and reviewing market practices for equity burn rates in our industry.

	Options	RSUs	PSUs	PSOs	PSUs	PSOs	Burn
Period	Granted	Granted	Granted	Granted	Earned	Earned	Rate(1)
Fiscal 2017	5,346	2,360	661	4,246	0	0	6.55%
Fiscal 2018	6,092	278	2,909	2,737	0	0	4.60%
Fiscal 2019	815	2,936	2,780	0	700	3,512	6.64%
3-Yr. Average							5.93%
____________________

(1)

“Burn Rate” means the sum of the number of shares subject to time-vesting equity awards granted and the number of performance-vesting shares earned in the fiscal year (using a 1.5x multiplier for each RSU or PSU award), divided by basic weighted average common shares outstanding during the fiscal year. All share-based amounts in this table are displayed in thousands.

Beginning in October 2017, we modified our executive compensation program to incorporate a heavy weighting on performance-based equity. As a result, our equity program is strongly aligned with stockholders’ interests given that our executive leadership’s annual and long term incentives (including the annual bonus opportunity) mainly consists of performance based equity awards in the form of PSOs or PSUs whose vesting is based on the achievement of challenging performance targets in addition to the time-vesting period applicable to each award. In particular, a significant number of the PSOs granted during 2017 and 2018 and the PSUs granted in 2019 reflect a change in our compensation strategy to replace, for key members of our senior leadership team, the annual cash bonus plan with PSOs for 2018 and 2019 and with PSUs for 2020 that vest based on our achievement of pre-established annual bookings and Adjusted EBITDA goals. In addition, the annual equity awarded to our senior leadership team in each of October 2017, October 2018 and December 2019 consisted of a mix of multi-year PSUs, PSOs and time vesting stock options, with no time vesting RSUs granted with respect to the 2017 and 2018 grants and a mix of multi-year PSUs with time vesting RSUs with respect to the 2019 grants. The Compensation Committee, our Board of Directors and management team supported these changes in our compensation strategy to reinforce our business objectives and to drive a focus on sustained stockholder value creation.

We will continue to review our compensation plans and strategies as our business evolves and will continue to use equity and performance-based incentives to drive accountability by our leadership team and to reward for sustained strong performance. We believe that increasing the number of shares available for grant under the Restated Plan will enable us to continue to provide competitive equity compensation to our employees and directors while continuing to comply with best practices for equity incentive plan grant practices.

We Broadly Distribute Equity Awards.

Our equity awards are widely spread among our employees. For example, during 2019, our Named Executive Officers received an aggregate of restricted stock units (time-based and performance-based) for 2,502,979 shares, or approximately 38.3% of aggregate equity awards we granted to all employees in 2019. In 2019, a majority of our North American employees who started with us during the year received an RSU and/or stock option award in the month following their start date, and approximately 270 of our global employees (representing 37.8% of all existing global employees as of December 31, 2019) received a refresh stock option award.

Conclusion

If our stockholders do not approve the Restated Plan, our plans to operate our business would be materially adversely affected because we otherwise may not have sufficient shares available under our 2007 Plan to attract and retain new employees or to motivate and retain our existing employees. Additionally, if the shares available for grant under the 2007 Plan are not increased, we may need to use our 2018 Inducement Plan — which is a non-stockholder approved plan — to grant awards to newly hired employees and find other ways to retain our current employees, as they are not eligible to receive awards under the 2018 Inducement Plan due to rules put in place by Nasdaq with respect to non-stockholder approved plans. This could require us to offer material cash-based incentives to compete for talent as well as to revert back to annual cash incentive bonus plans for our Eligible Officers rather than utilizing PSUs, which could have a significant impact upon our quarterly results of operations and balance sheet. Moreover, this would not be competitive with most other technology companies in the San Francisco Bay Area with which we compete for talent or our peer companies. We believe that a cash-based incentive program for all of our executive leadership would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our stockholders in the absence of equity incentives.

Our future success depends heavily on our ability to attract and retain high caliber employees. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to hire and motivate the quality personnel we need to compete.

For these reasons, we request that our stockholders approve the Restated Plan. If the Restated Plan is not approved, we do not expect to be able to offer competitive equity packages to retain our current employees and hire new employees.

General

The Restated Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, RSUs and stock bonuses and performance shares (collectively, the “stock awards”). The Restated Plan also provides the ability to grant performance shares that may qualify the compensation attributable to those awards as performance-based compensation for purposes of the Code, as explained in greater detail below.

Incentive stock options granted under the Restated Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; nonstatutory stock options granted are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of the various stock awards.

Purpose

Our Board adopted the Restated Plan to provide a means to retain the services of our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours, to attract and retain the new talent to our company that we will require to execute our strategy and grow our business, and to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of equity awards, thereby aligning the long-term compensation and interests of those individuals with our stockholders.

Administration

The Restated Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Our Compensation Committee has the authority to construe and interpret the Restated Plan, grant and determine the terms of each award, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration payable upon exercise of the award, and make all other determinations necessary or advisable for the administration of the Restated Plan.

Eligibility

The Restated Plan provides for the grant of incentive stock options only to our employees and employees of any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours. As of March 31, 2020, we had a total of 740 employees and eight non-employee directors who would be eligible to receive awards from the Restated Plan. Our executive officers and directors have an interest in this Proposal insofar as they are eligible to receive awards under the Restated Plan.

Shares Subject to the Restated Plan

If stockholders approve the Restated Plan, then the shares reserved under the Restated Plan will increase by 7,000,000 shares of our common stock, and the cumulative aggregate share authorization under the Restated Plan will increase to 58,573,191 shares, which includes 2,461,644 shares that have been added to the plan pursuant to the “pour over” provision of our 2001 Second Amended and Restated Stock Option Plan (the “2001 Plan,” which plan expired when we adopted the 2007 Plan); this pour over provision allowed us to add to the 2007 Plan any shares that were subject to a stock option granted under our 2001 Plan that were cancelled, expired or terminated. The following table summarizes information regarding awards outstanding and shares of our Common Stock remaining available for grant as of December 31, 2019:

Stock Options Outstanding*	19,264,617
Weighted Average Exercise Price of Stock Options Outstanding	$3.56
Weighted Average Remaining Term of Stock Options Outstanding	7.22 years
Full Value Awards Outstanding (RSUs and PSUs)*	8,086,039
Shares Available for Grant under the 2007 Plan	2,686,329
Shares Available for Grant under the 2018 Inducement Plan	156,108
____________________

*Excludes all PSOs and PSUs paid in lieu of earned annual incentive cash compensation.

The closing price of Glu’s common stock on The Nasdaq Global Select Market on April 20, 2020 was $7.91 per share.

In addition, the following shares will again be available for grant and issuance under our Restated Plan:

●	shares surrendered pursuant to an exchange program;

●	shares subject to an option or stock appreciation right granted under our Restated Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

●	shares used to satisfy the tax withholding obligations for RSU awards; provided, however, that only shares used to satisfy the minimum tax withholding obligations for RSU awards will again be available for future grant and issuance under the Restated Plan;

●	shares subject to an award granted under our Restated Plan that are subsequently forfeited or repurchased by us at the original issue price; and

●	shares subject to an award granted under our Restated Plan that otherwise terminates without shares being issued.

Full-Value Awards

A Full Value Award is an award — other than an option or stock appreciation right — that is settled in shares of common stock. The Restated Plan provides that any shares that are subject to awards of options or stock appreciation rights will be counted against the share reserve limit as one share for every one share granted. Additionally, the Restated Plan provides that any shares that are subject to Full Value Awards will be counted against the share reserve limit as 1.32 shares for every one share granted. Paying dividend equivalents in cash in connection with any outstanding award will not be counted against the shares available for issuance under the Restated Plan.

If an award previously granted under the Restated Plan terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the Restated Plan. The Restated Plan also reflects the share counting principle described above when determining the number of shares that may be re-granted after an award expires. If an award terminates, expires or lapses for any reason, any share that again becomes available for future grant shall be added back to the Restated Plan (1) as one share if the share was subject to an option or a stock appreciation right, and (2) as 1.32 shares if such share was subject to a Full Value Award.

Vesting/Acceleration Restrictions

The Restated Plan mandates that awards shall not provide for any vesting prior to at least twelve (12) months from grant. Notwithstanding the foregoing, the Compensation Committee may permit (i) acceleration of vesting of awards in the event of a participant’s death, disability or a significant corporate transaction and (ii) vesting of awards on any basis prior to twelve (12) months from grant or any acceleration of vesting of awards representing up to an aggregate of five percent (5%) of the shares reserved and available for grant under the Restated Plan as of the date of its approval by our stockholders. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of our stockholders to the next annual meeting of our stockholders. Glu may also suspend the vesting of equity grants held by employees upon a reduction in their hours-worked.

Terms of Options

The Restated Plan provides for the grant of nonstatutory stock options, incentive stock options or a combination of each. Incentive stock options may only be granted to our employees and employees of any parent or subsidiary of ours. Subject to adjustment as provided in the Restated Plan, in no event shall more than 16,666,666 shares of our common stock be available for issuance pursuant to the exercise of incentive stock options granted under the Restated Plan.

Each stock option granted under the Restated Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the Restated Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Glu (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

The Restated Plan provides that the stock option exercise price may be paid in cash or by check or, where expressly approved by our Compensation Committee (and to the extent not otherwise set forth in the applicable award agreement) and permitted under applicable law, by means of:

●	cancellation of indebtedness;

●	surrender of shares of our common stock owned by the optionee having a fair market value not less than the aggregate exercise price of the shares being exercised;

●	waiver of compensation due or accrued to the optionee for services rendered or to be rendered to Glu or a parent or subsidiary of Glu;

●	a broker-assisted cashless exercise;

●	by any combination of the above methods; or

●	any other method of payment permitted by applicable law.

Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Options may vest based on time or achievement of performance conditions, as is the case with PSOs. In general, our time-based vesting employee stock options vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments thereafter for the following three years. However, stock options granted to our employees located in India generally vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal annual installments thereafter for the following three years.

The Restated Plan allows us to grant stock options with a term of up to ten years. Subject to the term of the stock option, a stock option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of an optionee’s death or disability, the stock option generally will remain exercisable for 12 months, and, if an employee optionee’s service is terminated for cause, the stock option will expire on the date of termination. The Compensation Committee, in its discretion, may provide different post-termination exercise periods, but in any event the stock option must be exercised no later than the original expiration of its term.

Unless otherwise determined by our Compensation Committee, stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution.

Terms of Stock Appreciation Rights, or “SARs”

SARs provide for a payment, or payments, in cash or shares of our common stock, to the participant based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price. SARs may vest based on time or achievement of performance conditions. Each SAR awarded under the Restated Plan must be evidenced by a written agreement between us and the participant specifying the terms and conditions of the SAR, consistent with the requirements of the Restated Plan.

Our Compensation Committee will determine the terms of each SAR, including the number of shares subject to the SAR, the exercise price and the time or times during which the SAR may be settled, the consideration to be distributed on settlement of the SAR and the effect of the participant’s termination on his or her SAR. The exercise price of SAR may be less than the fair market value of the underlying shares of common stock.

A SAR may be awarded upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement. If the participant earns the SAR upon the satisfaction of performance factors, then the Compensation Committee will determine the performance factors to be used, as well as the nature, length and starting date of the performance period.

The Restated Plan will still allow us to grant SARs with a term of up to ten years. Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of RSUs

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of the participant’s services to us or the failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock, which may be subject to additional restrictions, cash or a combination of our common stock and cash.

Our Compensation Committee will determine the terms of each RSU, including the number of shares subject to the RSU award, the time or times during which the RSU may be settled, the consideration to be distributed on settlement of the RSU and the effect of the participant’s termination on his or her RSU.

An RSU may be granted upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement, as is the case with PSUs. If the RSU is being earned upon the satisfaction of performance factors, then the Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be subject to the RSU.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Stock Bonus Awards

Stock bonuses are awards of shares of our common stock, which may be restricted stock or RSUs that are granted as additional compensation for service and/or performance. Payment from the participant is not required for stock bonuses, and stock bonuses are generally not subject to vesting.

Our Compensation Committee will determine the number of shares to be awarded to a participant under a stock bonus award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Glu or upon satisfaction of performance goals as specified in the participant’s individual award agreement. Prior to the grant of any stock bonus award, our Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be awarded to the participant.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Performance Shares

Performance shares are awards denominated in shares of our common stock that may be settled in cash or by issuance of those shares only if performance goals established by our Compensation Committee have been achieved. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. After the applicable performance period has ended or the applicable metric satisfied, the holder of performance shares will generally be entitled to receive a payout of the number of performance shares earned by the participant, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Before granting any performance share award, our Compensation Committee will determine the terms of each performance share award, including the number of shares subject to the award, the performance factors and performance period that will determine the time and extent to which each award of performance shares will be settled, the consideration to be distributed on settlement of the award and the effect of the participant’s termination on his or her performance share award. Before settlement, the Compensation Committee determines the extent to which the performance shares have been earned.

Terms of Performance Options

Performance stock options are stock options that vest and or become exercisable upon achievement of performance goals established by our Compensation Committee. The exercise price of each performance stock option may not be less than the fair market value of a share of our common stock on the date of its grant. After the applicable performance period has ended or the applicable metric satisfied, the holder of a performance stock option may vest in that option or that option may then convert to a time-based vesting stock option.

Before granting any performance stock options, our Compensation Committee will determine the terms of each performance stock option award, including the number of shares subject to the option, the exercise price, the performance factors and performance period that will determine the time and extent to which the performance stock option is earned. The Compensation Committee determines the extent to which the performance stock options have been earned.

Awards to Non-Employee Directors

Non-employee members of our Board of Directors are eligible to receive any type of award offered under the Restated Plan except incentive stock options, which can only be granted to employees. Non-employee directors may not be granted any award or awards denominated in shares that exceed in the aggregate $600,000 in value (based on the financial accounting value of such awards) in any fiscal year, plus an additional $600,000 in value for one-time awards to a newly appointed or elected non-employee director. If stock options or SARs are granted to our non-employee directors, their exercise price may not be less than the fair market value of our common stock when the option or SAR is granted. In the event of a corporate transaction, all awards held by our non-employee directors will accelerate fully and become vested and exercisable or settled, as the case may be. Our non-employee director compensation program is described under “Director Compensation” above.

Changes to Capital Structure

If there is any change to the outstanding shares of our common stock without our receipt of consideration (whether through stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure), appropriate adjustments will be made to: (a) the maximum number of securities issuable under the Restated Plan, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation rights, (c) the number of shares subject to RSUs and other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be awarded to an individual or new employee in a calendar year and (f) the number of shares that are granted as awards to our non-employee directors.

Corporate Transactions; Changes in Control

In the event of certain significant corporate transactions, any or all outstanding awards under the Restated Plan may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to award holders as was provided to stockholders after taking into account the existing provisions of the awards. The successor corporation may also issue, in place of outstanding Glu shares held by the award holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the holder. In the event such successor corporation refuses to assume, convert, replace or substitute awards, then such awards will expire on such transaction at such time and on such conditions as the Board will determine. However, our Board or Compensation Committee may accelerate the vesting of such awards in connection with certain significant corporate transactions.

In the event of certain significant corporate transactions, the vesting of all awards granted to non-employee members of our Board of Directors will accelerate and such awards will become exercisable (as applicable) in full prior to the consummation of such corporate transaction at such times and on such conditions as the Compensation Committee determines.

A significant corporate transaction means the occurrence of any of the following events: (a) any person becomes the beneficial owner of Glu securities representing 50% or more of the total voting power represented by our then-outstanding voting securities; (b) our consummation of the sale or disposition of all or substantially all of our assets; (c) the consummation of a merger or consolidation of Glu with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent 50% of the total voting power represented by the voting securities of Glu or such surviving entity or its parent outstanding immediately after such merger or consolidation.

Restrictions on Repricing

Unless our stockholders first approve such action, the Restated Plan provides that we may not (1) reprice (i.e., reduce the exercise price of) stock options or stock appreciation rights, (2) implement an option exchange or award transfer program, or (3) reduce the exercise price of stock options or stock appreciation rights without the consent of the holder of such options or rights.

Provisions for Foreign Participants

Our Compensation Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Restated Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Duration, Termination and Amendment

Our Compensation Committee may terminate or amend the Restated Plan at any time; provided, however, that the committee will not, without the approval of our stockholders, amend the Restated Plan in any manner that requires stockholder approval. Unless sooner terminated, the Restated Plan will expire on June 4, 2025.

Federal Income Tax Information

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the Restated Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of such disqualifying disposition, the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Stock options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. Generally, we will be entitled to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable ordinary income upon the receipt of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units

A participant recognizes no taxable income upon receipt of an RSU. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Bonuses

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (a) the date on which the shares become transferable or (b) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Generally, we will be entitled to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

Performance Shares

A participant generally will recognize no income upon the grant of a performance share award. Upon the settlement of a performance share award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Bonuses.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date.

New Plan Benefits

The Restated Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on shareholder approval of the Restated Plan. However, as discussed in further detail in the section entitled “Director Compensation”, each non-employee director who will remain a non-employee director (excluding Mr. Feder, as discussed above) after the annual stockholders meeting is entitled to receive the lesser in value of (1) stock options and RSUs having an aggregate grant date fair value of $235,000, with the number of stock options and RSUs allocated to provide an equal value of each equity instrument, or (2) the aggregate grant date fair value of (a) an RSU covering 25,000 shares of our common stock and (b) a stock option to purchase 50,000 shares of our common stock. Such awards will be granted under the Restated Plan. All other future awards to our directors, executive officers, employees and consultants under the Restated Plan are discretionary and cannot be determined at this time.

History of Grants Under the Plan

Pursuant to SEC rules, the following table sets forth the number of shares subject to stock options or restricted stock unit awards granted under the Restated Plan from March 21, 2007 (when the Rested Plan became effective following initial approval by our stockholders) through December 31, 2019.

Name and Position	Number of Underlying Awards(1)
Nick Earl
President and Chief Executive Officer	7,063,165
Eric R. Ludwig,
Executive Vice President, Chief Operating Officer and Chief Financial Officer	6,623,052
Chris Akhavan
Senior Vice President, Business & Corporate Development	3,146,930
Becky Ann Hughes
Senior Vice President, Revenue	1,204,522
Scott J. Leichtner
VP, General Counsel and Secretary	1,739,563
All current executive officers (5 persons)	19,777,232
All current non-employee directors (9 persons)	6,527,166
All employees (excluding current executive officers)	29,666,262
____________________

(1)	These share numbers do not include shares underlying options that were granted but were subsequently canceled or expired unexercised.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Table

The following table sets forth certain information, as of December 31, 2019, concerning securities authorized for issuance under all of our equity compensation plans: our 2001 Plan, which terminated when we adopted the 2007 Plan, 2007 Employee Stock Purchase Plan (the “ESPP”) and 2008 Inducement Plan, which terminated on March 13, 2018 and was replaced by the 2018 Inducement Plan, effective April 2, 2018. The ESPP contained an “evergreen” provision, pursuant to which on January 1st of each year we automatically added 1% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance under the ESPP; this evergreen provision expired after the increase on January 1, 2015. In addition, pursuant to a “pour over” provision in our 2007 Plan, options that were cancelled, expired or terminated under the 2001 Plan were added to the number of shares reserved for issuance under our 2007 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	28,916,074	$4.00	5,473,466	(2)
Equity compensation plans not approved by security holders	3,321,904 (3)	$2.77	156,108	(4)
Total	32,237,978		5,629,574
____________________

(1)	The weighted average exercise price does not take into account the shares subject to outstanding RSUs and PSUs, which have no exercise price.

(2)

Represents 2,686,329 shares available for issuance under our the 2007 Plan, which plan permits the grant of incentive and non-qualified stock options (including PSOs), stock appreciation rights, restricted stock, stock awards and RSUs; and 2,787,137 shares available for issuance under the ESPP.

(3)	Represents outstanding options under the 2008 Inducement Plan and 2018 Inducement Plan.

(4)	Represents shares available for issuance under the 2018 Inducement Plan, under which we may only grant non-qualified stock options and RSUs.

Equity Compensation Plans Not Approved by Securityholders

In March 2008, in connection with our acquisition of Superscape Group plc, our Board of Directors adopted the 2008 Inducement Plan to augment the shares available under our then existing 2007 Plan. We have not sought stockholder approval for the 2008 Inducement Plan. As such, awards under the 2008 Inducement Plan were granted in accordance with Nasdaq Listing Rule 5635(c)(4) and only to persons not previously an employee or director, or following a bona fide period of non-employment, as an inducement material to such individuals entering into employment with us. The 2008 Inducement Plan, which had a ten-year term and expired on March 13, 2018, did not require the approval of our stockholders. We initially reserved 600,000 shares of our common stock for issuance under the 2008 Inducement Plan. On December 28, 2009, the Compensation Committee of our Board of Directors increased the number of shares reserved for issuance under the 2008 Inducement Plan by 819,245 shares. We used all of the 1,250,000 shares then available for a stock option grant to Niccolo de Masi in connection with his appointment as our new President and Chief Executive Officer.

Furthermore, in connection with the acquisitions of Griptonite, Inc. and Blammo Games Inc., the Compensation Committee increased the number of shares reserved for issuance under our 2008 Inducement Plan by 1,050,000 shares to grant stock options to certain of the new non-executive officer employees of Griptonite and Blammo. In November 2012, the Compensation Committee further increased the number of shares available for issuance by an additional 300,000 shares, all of which we used to award a stock option grant to our newly hired President of Studios. In May 2013, the Compensation Committee amended the 2008 Inducement Plan to increase the number of shares available for grant by 200,000 shares in order to issue shares to new hires, including Chris Akhavan, our current Senior Vice President, Business & Corporate Development who was at that time hired as our President of Publishing. In December 2015, the Compensation Committee approved an increase in the number of authorized shares of common stock available for grant by 1,000,000 shares in connection with grants made to Nick Earl upon his hiring as President of Global Studios.

Finally, in November 2016, the Compensation Committee approved an increase in the number of authorized shares of common stock available for grant by 6,000,000 to grant stock options and RSUs to employees of Crowdstar Inc. (“Crowdstar”) in connection with our acquisition of Crowdstar. Accordingly, as of December 31, 2019, we had reserved a total of 9,969,245 shares of our common stock for grant and issuance under the 2008 Inducement Plan since its inception, of which, 3,080,991 shares were subject to outstanding stock options and RSUs and no shares remained available for issuance. On March 13, 2018, the 2008 Inducement Plan expired and was replaced by the 2018 Inducement Plan effective April 2, 2018. As of December 31, 2019, we had reserved a total of 400,000 shares under the 2018 Inducement Plan, of which 240,913 shares were subject to outstanding stock options and 156,108 shares remained available for issuance.

The 2018 Inducement Plan, which replaced the 2008 Inducement Plan, permits us to grant non-qualified stock options and RSUs. We may grant non-qualified stock options under the 2018 Inducement Plan at prices less than 100% of the fair value of the shares on the date of grant, at the discretion of our Board of Directors. The fair value of our common stock is determined by the last sale price of our stock on The Nasdaq Global Market on the date of determination. If any option granted under the 2018 Inducement Plan expires or terminates for any reason without being exercised in full, the unexercised shares will be available for grant under the 2018 Inducement Plan. All outstanding awards are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 2008 and 2018 Inducement Plans. If we were acquired and the acquiring corporation did not assume or replace the awards granted under the 2008 or 2018 Inducement Plans, or if we were to liquidate or dissolve, all outstanding awards will expire on such terms as our Board of Directors determines.

The Board recommends that stockholders vote “FOR” the proposal to amend and restate our 2007 Equity
Incentive Plan.

PROPOSAL NO. 3 –
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are including in this proxy statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. This non-binding advisory vote is commonly referred to as a “say on pay” vote. At our 2017 Annual Meeting of Stockholders, our stockholders approved advisory voting on our executive compensation on an annual basis. Accordingly, we are requesting that stockholders vote, in an advisory capacity, on our Named Executive Officer compensation as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement at the Annual Meeting.

We strongly encourage stockholders to review the information contained in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement, which discuss how our executive compensation policies and procedures implement our compensation philosophy and contain tabular information and narrative discussion about the compensation of our Named Executive Officers. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our Named Executive Officers.

The Board recommends that stockholders vote “FOR” the
following advisory resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections and the accompanying tabular and narrative disclosures in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL NO. 4 –
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
PRICEWATERHOUSECOOPERS LLP, FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2020

Our Audit Committee has selected, and is submitting for ratification by the stockholders its selection of, PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the year ending December 31, 2020. Although stockholder approval of this proposal is not required by law, the Audit Committee has determined that it is desirable to request that stockholders ratify this selection. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if the Audit Committee feels that such a change would be in the best interests of us and our stockholders. If our stockholders do not approve this Proposal No. 4, the Audit Committee will reconsider the selection of PwC as our independent registered public accounting firm for 2020.

The following table sets forth the aggregate fees and related expenses for which we were billed by PwC for professional services provided by them during 2019 and 2018. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with PwC maintaining its independence. The Audit Committee’s pre-approval policies and procedures require prior approval by the Audit Committee of each engagement of PwC to perform services. All of the professional services listed below were approved in accordance with these policies.

	2019	2018
Audit fees	$1,589,750	$1,562,976
Audit-related fees	—	—
Tax fees	92,400	74,700
All other	2,700	2,700
Total	$1,684,850	$1,640,376

Audit Fees

These fees consist of amounts for professional services rendered in connection with the audit of our financial statements, reviews of the interim financial statements included in our quarterly reports on Form 10-Q, for attestation services related to compliance with the Sarbanes-Oxley Act of 2002, and statutory and regulatory filings or engagements.

Audit-Related Fees

These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees

These fees consist of professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns and international returns and assistance regarding transfer pricing; federal, state and international tax compliance; acquisitions; and general international tax planning.

All Other Fees

In both years, these fees consist of amounts paid for an annual subscription to PwC’s online accounting and auditing research tool.

For more information about PwC, please see the “Audit Committee Report” contained in this proxy statement.

Representatives of PwC are expected to attend the Annual Meeting. These representatives will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The Board recommends that stockholders vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of Dr. Ball and Messrs. Nada and Smith, each of whom is an independent director, as independence for audit committee members is defined in The Nasdaq Stock Market’s listing standards.

The members of the Audit Committee assist the Board in fulfilling its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of Glu and our subsidiaries.

In fulfilling its oversight role, the Audit Committee has reviewed and discussed our audited financial statements with management and our independent registered public accounting firm. The Audit Committee met eight times during 2019, including meetings with our independent registered public accounting firm, PricewaterhouseCoopers LLP, to review our quarterly and annual results. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

The Audit Committee discussed with our independent registered public accounting firm the matters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

Submitted by the Audit Committee of the Board,

Eric R. Ball (Chair) Hany M. Nada Benjamin T. Smith, IV

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board knows of no other business that will be conducted at the 2020 Annual Meeting of Stockholders, other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy on such matters in accordance with their best judgment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference into this proxy statement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date we file that document. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference in this proxy statement.

APPENDIX A

GLU MOBILE INC.

Amended & Restated 2007 Equity Incentive Plan

(As Amended through June __~~6, 2019~~, 2020)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan is ~~Fifty-One Million Five Hundred Seventy-Three Thousand One Hundred Ninety-One (51,573,191)~~Fifty-Eight Million Five Hundred Seventy-Three Thousand One Hundred Ninety-One (58,573,191) Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2001 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date and (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited or shares issued under the Prior Plan that are repurchased by the Company at the original issue price.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (iii) are surrendered pursuant to an Exchange Program; (iv) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (v) are used to satisfy applicable tax withholding obligations with respect to all types of Awards, except for Options and SARs. Any Award other than an Option or a SAR shall reduce the number of Shares available for issuance by 1.32 Shares. With respect to SARs and Options, the gross number of Shares subject to a SAR or Option will cease to be available under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. Shares used to satisfy up to the minimum statutory tax withholding obligations related to any Award other than an Option or SAR will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. To the extent that any Award other than an Option or a SAR is forfeited, repurchased or terminates without Shares being issued pursuant to this Section 2.2, Shares may again be available for issuance under this Plan at the rate of 1.32 Shares for every such Share returned to the Plan.

2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.4 Limitations. No more than Sixteen Million Six Hundred Sixty-Six Thousand Sixty-Six (16,666,666) Shares shall be issued pursuant to the exercise of ISOs.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4 and (e) the number of Shares that are granted as Awards to Outside Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

2.6. Limitation on Outside Director Awards. No Outside Director may be granted any Awards or Awards denominated in shares that exceed in the aggregate six hundred thousand dollars ($600,000) in value (such value computed as of the date of grant in accordance with applicable financial accounting rules) in any calendar year, plus an additional aggregate six hundred thousand dollars ($600,000) in value for one-time awards to a newly appointed or elected Outside Director. The foregoing limit shall not apply to any Award made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers.

2.7. Vesting/Acceleration Restriction. No portion of any Award shall vest prior to the first anniversary of the date of grant of the Award; provided, that vesting may accelerate in connection with death, Disability, or a Corporate Transaction. For purposes of Awards to Outside Directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders provided that such annual meetings are at least 50 weeks apart. Notwithstanding the foregoing, up to 5% of the Shares authorized for grant pursuant to Section 2.1 may be granted with a minimum vesting schedule of less than one year.

3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Outside Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Outside Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Outside Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code (to the extent necessary for purposes of Section 162(m) of the Code); and

(o) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3 [intentionally left blank]

4.4 Awards subject to Company Clawback or Recoupment Policy. All Awards granted after the adoption of the Company's Compensation Recovery Policy (the "Policy") and subject to applicable law, shall be subject to clawback or recoupment pursuant to the Policy or any other compensation clawback or recoupment policy that may be adopted by the Board (or its Compensation Committee) from time to time thereafter or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, ~~and~~ which such policy may, in addition to any other remedies available under such policy and applicable law, ~~may~~ require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of any Option (both ISOs and NQOs) will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Notwithstanding the foregoing, NQSOs may be granted with an exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant solely pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

(d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.

9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10. PERFORMANCE SHARES.

10.1 Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.

10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.

10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES.

Payment from Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO OUTSIDE DIRECTORS.

12.1 Types of Awards. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Outside Directors. An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.

13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to up to the maximum statutory amount permitted to be withheld, including withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to up to the maximum statutory amount permitted to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, in no event shall the Committee institute an Award Transfer Program without first receiving the consent of the Company’s stockholders. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2. The Committee may not provide for the current payment of dividends with respect to any shares of Common Stock subject to an outstanding A~~a~~ward granted under the Plan (or portion thereof) that has not vested. For any such A~~a~~ward, the Committee may provide only for the accrual of dividends that will not be payable to the Participant unless and until, and only to the extent that, such A~~a~~ward vests. No dividends shall be paid on Options or Stock Appreciation Rights.

15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Provided that stockholder approval is first obtained, the Committee (a) may reprice (i.e., reduce the Exercise Price) of) Options or SARs; (b) may, at any time or from time to time, implement an Exchange Program; or (c) may reduce the Exercise Price of outstanding Options or SARs without the consent of affected Participants by a written notice to them.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company subject to repurchase and held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with such a Corporate Transaction in which the successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

Notwithstanding anything to the contrary in this Section 21.1, the Committee, in its sole discretion, may grant Awards that provide for acceleration upon a Corporate Transaction or in other events in the specific Award Agreements.

21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).

21.3 Outside Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate on June 4, 2025. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Committee. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Committee.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means Glu Mobile Inc., or any successor corporation.

“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation. Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

“Director” means a member of the Board.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.

“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or SAR may purchase the Shares issuable upon exercise of an Option or SAR.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) Participants would have the opportunity to participate in an Award Transfer Program.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(c) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;

(d) in the case of an Option or SAR made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means an Employee, Consultant or Director (including Outside Directors) who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

●	Net revenue and/or net revenue growth;
●	Earnings per share and/or earnings per share growth;
●	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
●	Operating income and/or operating income growth;
●	Net income and/or net income growth;
●	Total stockholder return and/or total stockholder return growth;
●	Return on equity;
●	Operating cash flow return on income;
●	Adjusted operating cash flow return on income;
●	Economic value added;
●	Individual business objectives; and
●	Company specific operational metrics.

“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 10 of the Plan.

“Plan” means this Glu Mobile Inc. 2007 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock, as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence or upon a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

GLU MOBILE INC.
875 HOWARD STREET, SUITE 100
SAN FRANCISCO, CA 94103

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following nominee(s) listed below.
	☐	☐	☐
1.	The Election of Class I directors:

Nominees

01) Darla Anderson		02) Ben Feder	03) Hany M. Nada	04) Benjamin T. Smith, IV

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	Approval of an amendment and restatement of Glu's 2007 Equity Incentive Plan.	☐	☐	☐

3.	An advisory vote to approve the compensation paid to Glu's named executive officers.	☐	☐	☐

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as Glu's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

NOTE: The transaction of such other business as may properly come before the Annual Meeting or before any adjournment(s) or postponement(s) thereof. If we decide to hold a virtual meeting due to concerns around Covid-19, we will provide additional information in a press release and on our proxy website at www.proxyvote.com.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com

GLU MOBILE INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (a) revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 18, 2020 and the Proxy Statement and Annual Report and (b) appoints Nick Earl and Eric R. Ludwig, or either of them, the proxy of the undersigned, with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Glu Mobile Inc. held of record by the undersigned on April 20, 2020, at the Annual Meeting of Stockholders to be held at 875 Howard Street, Suite 100, San Francisco, California 94103 or by means of remote communication, on June 18, 2020, at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED FOR each director nominee listed on the proxy card, FOR the approval of the amendment and restatement of our 2007 Equity Incentive Plan, FOR the compensation of our named executive officers, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Glu's independent registered public accounting firm for the fiscal year ending December 31, 2020. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. PLEASE MARK, SIGN, DATE AND PROMPLY RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side